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                                                                   EXHIBIT 10(k)

================================================================================

                                    AGREEMENT

                                     between

                            ALTEC LANSING CORPORATION

                                       and

                          INTERNATIONAL ASSOCIATION OF
                        MACHINISTS AND AEROSPACE WORKERS
                                LOCAL LODGE #850

                                    1994-1997

================================================================================

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                                TABLE OF CONTENST

AGREEMENT  ....................................................................1

ARTICLE 1  PREAMBLE............................................................1

ARTICLE 2  RECOGNITION.........................................................1

ARTICLE 3  MANAGEMENT RESPONSIBILITIES AND FUNCTIONS...........................1

ARTICLE 4  WORKING HOURS AND OVERTIME..........................................2

ARTICLE 5  HOLIDAY PAY.........................................................6

ARTICLE 6  VACATION............................................................7

ARTICLE 7  ALL-PURPOSE PAID ABSENCE...........................................10

ARTICLE 8  WAGES..............................................................11

ARTICLE 9  SHIFT DIFFERENTIALS................................................14

ARTICLE 10 REPORTING AND CALL-BACK PAY........................................14

ARTICLE 11 JURY SERVICE.......................................................14

ARTICLE 12 GROUP INSURANCE....................................................15

ARTICLE 13 RETIREMENT PLAN....................................................16

ARTICLE 14 LEAVE OF ABSENCE...................................................17

ARTICLE 15 SENIORITY..........................................................19

ARTICLE 16 TRANSFERS..........................................................19

ARTICLE 17 REPRESENTATION.....................................................25


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ARTICLE 18 GRIEVANCE PROCEDURE................................................30

ARTICLE 19 ARBITRATION........................................................32

ARTICLE 20 DISCRIMINATION.....................................................34

ARTICLE 21 SAFETY.............................................................35

ARTICLE 22 SPECIFIC PERFORMANCE...............................................36

ARTICLE 23 WAIVER.............................................................36

ARTICLE 24 ASSIGNABILITY......................................................36

ARTICLE 25 QUALIFICATIONS.....................................................36

ARTICLE 26 BULLETIN BOARD.....................................................37

ARTICLE 27 SUPERVISORY FORCE..................................................37

ARTICLE 28 NOTICES............................................................38

ARTICLE 29 STRIKES, STOPPAGES AND LOCKOUTS....................................39

ARTICLE 30 UNION MEMBERSHIP...................................................40

ARTICLE 31 FUNERAL LEAVE......................................................41

ARTICLE 32 DURATION...........................................................42

SCHEDULE "A"..................................................................44

SCHEDULE "B"..................................................................45

SCHEDULE "C"..................................................................46

SCHEDULE "D"..................................................................47

SCHEDULE "E" JOB LISTING......................................................48


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                                    AGREEMENT

         The Agreement is made and entered into this 20th day of June, 1994, by and between Altec Lansing Corporation, hereinafter called the "Company" and the International Association of Machinists and Aerospace Workers. AFL-CIO and its Local Lodge No. 850, hereinafter called the "Union".


                                    ARTICLE 1
                                    PREAMBLE

         1.1 It is the intent and purpose of the parties hereto that this Agreement promote and improve the industrial and economic status of the parties, provide orderly collective bargaining relations between the Company and the Union, and secure a prompt and fair disposition of grievances so as to eliminate interruptions of work and interference with the efficient operation of the Company's business.


                                    ARTICLE 2
                                   RECOGNITION

         2.1 The Company recognizes the International Association of Machinists and Aerospace Workers, AFL-CIO, and its Local Lodge 850 as the sole collective bargaining agency for the employees included in the Recognition Agreement between the Union and the Company dated August 9, 1963.

         2.2 It is agreed that the term "employee" used herein shall apply to and include all production, maintenance, inspectors, and truck drivers but exclude all office clerical, professional. watchmen, guards, supervisors, quality control technicians and all employees in Industrial Relations, Industrial Security and Engineering Departments.


                                    ARTICLE 3
                    MANAGEMENT RESPONSIBILITIES AND FUNCTIONS

         3.1 It is recognized and agreed that, in addition to other functions and responsibilities which are not otherwise specifically mentioned in this paragraph, the Company has and will retain the sole right and responsibility to direct the operations of the Company; and, in this connection, to determine the number and locations

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of its plants, the products to be manufactured, the type of work to be performed, the out-contracting of work, the schedules of production, shift schedules and hours of work, the methods, processes and means of manufacturing; to select, hire and demote employees; and to make and apply reasonable rules and regulations for production, discipline, efficiency and safety. It shall also have the right and responsibility to discharge or otherwise discipline any employee for just cause, to lay off because of lack of work and to transfer and promote employees. The above shall apply except as hereinafter provided.

         3.2 The Company will notify the Union Committee of out-contracting of work that will result in a reduction on a plant wide basis within the bargaining unit. The parties will meet on a quarterly basis to review ongoing major subassembly and final assembly out-contracting issues.


                                    ARTICLE 4
                           WORKING HOURS AND OVERTIME

         4.1 The standard work day for the purpose of computing overtime shall be eight (8) hours. A day shall be a period of twenty-four (24) consecutive hours beginning with the starting time of the employee's regular shift.

         4.2 The shift starting hours will be determined by the Company. The starting time of an employee on the first shift will be uniform between the hours of 6:00 a.m. and 8:00 a.m. inclusive. The second shift starting time will be uniform between the hours of 3:30 p.m. and 5:30 p.m. inclusive. However, each department may have its own starting time. Employees within departments may start work at different times because of the nature of their jobs. Any exceptions to the foregoing will be by mutual agreement between the Company and the Chairperson of the Plant Grievance Committee.

         4.3 The standard work week for the purpose of computing overtime shall be forty (40) hours.

         4.4 Time and one-half will be paid for time worked in excess of eight
(8) hours in a day.

         4.5 Time and one-half will be paid for time worked in excess of forty
(40) hours in an employee's work week.


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         4.6 Time and one-half will be paid for time worked during an employee's
Saturday shift.

         4.7 Double time will be paid for time worked during an employee's Sunday shift.

         4.8 Second and third shifts for the purpose of computing overtime shall be considered as falling on the same calendar day as the first shift.

         4.9 (a) Overtime Scheduling. Since overtime work is an in convenience to employees and a premium rate expense to the Company, the parties recognize two (2) guiding principles:

                  (1) The Company will, whenever possible, provide twenty-four hours advance notice of overtime work.

                  (2) Work in periods of overtime operations shall normally be performed by the employee who normally performs the operation during regular working hours.

                  (b) Equalization of Hours.

                  (1) The Company will make every reasonable effort to distribute overtime hours equally among employees on a rotating seniority basis in their respective classifications by department, provided such employees are qualified to do the work required.

                  (2) Distribution of overtime shall be offered to those employees who have the least number of overtime hours accumulated at the time the overtime is scheduled to be worked within their job classification and the employee is qualified to perform the work.

                  (3) The Company will post weekly an overtime distribution roster by department classification. The equalization of overtime by department classification will be made on an annual contract year basis. The maximum overtime distribution spread will be limited to forty (40) hours by department classification only.


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                  (4) Qualified employees, as determined by the Company, outside of the department classification may voluntarily sign up in Human Resources to have their names included on the department classification overtime roster.

                           (a) The Company will not be obligated for maintaining
                  equalization of overtime for employees outside the department classification with those within the department classification.

                           (b) Employees can voluntarily sign up on the overtime
                  roster at any time, but they will be obligated to remain on the list for three months before they can remove themselves from the list.

                           (c) Any employee added to the overtime roster will be
                  credited with the highest number of overtime hours accumulated in the department classification roster.

                  (c) Daily Overtime.

                  (1) For daily overtime assignments, it shall normally be offered first to those who are performing the work. When persons performing the work decline such overtime, it shall normally then be assigned by classification seniority within the department involved. When persons assigned by classification seniority decline such overtime, it shall normally then be assigned among those remaining qualified employees as determined by the Company from the department overtime classification roster.

                  (d) Weekend Overtime.

                  (1) For weekend overtime assignments, it shall normally first be offered to those who are performing the work on the preceding Thursday (or Friday where earlier notice was not practical).

                  (2) If persons performing the work on the preceding Thursday p.m. (or Friday) decline such overtime, it shall normally then be assigned by classification seniority with the department involved (as defined in 16.6(b)). When persons assigned by classification seniority decline such overtime, it shall normally then be assigned among those remaining qualified employees as determined by the Company from the department overtime classification roster. In such case after proceeding down the seniority list seeking qualified volunteers, when the seniority list has been exhausted, qualified personnel within the


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         department will be assigned to work in reverse order of seniority.
         Outlying considered a separate department for purposes of overtime distribution.

                  (e)      Additional employees required from other departments.

                  (1) Nothing in (c) or (d) above shall preclude additional employees being assigned to an overtime operation. When additional employees are assigned, it shall be by seniority within the same job classification among those remaining qualified employees as determined by the Company. No employee will be required to work over-time when another qualified employee, as deter mined by the Company, will voluntarily accept the overtime assignment. (When an employee has per formed this work regularly, the employee shall be considered qualified.) After proceeding down the seniority list seeking qualified volunteers, when the seniority list has been exhausted, qualified personnel will be assigned to work in reverse order of seniority.

                  (f) Decline of Overtime.

                  (1) An employee given proper notice of overtime and who fails to work such overtime, or refuses to work such overtime, shall be considered as having worked and will be charged this overtime on the overtime roster.

         4.10 Where several operations, within the same job classification, are to be performed by a single employee on an overtime basis, the employee assigned shall be from the work group where the majority of the work would be normally performed.

         4.11 There shall be no pyramiding of overtime under any terms of this contract.

         4.12 Where department-wide changes in shift hours or lunch breaks or rest breaks are necessary, the Company shall give at least one (1) week of notice to the affected employees; the exception being temporary or unforeseen situations.

         4.13 Employees will not be required to work through their regularly assigned lunch periods except in cases where emergency work must be performed.

         4.14 The Company will observe one (1) ten minute rest period before and one (1) ten minute rest period after lunch in each scheduled eight (8) hour work shift. When an employee has completed his regular eight (8) hour work shift and is


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required to work two (2) or more hours overtime, he will be afforded a ten minute break at the close of his regular eight (8) hour work shift and a ten minute break at the completion of each two (2) hours of overtime work thereafter.


                                    ARTICLE 5
                                   HOLIDAY PAY

         5.1 Hourly rated employees shall be paid their current hourly rate of pay in effect on the day before the holiday including shift differential, but exclusive of all premium or overtime allowance for the following observed holidays when not worked: New Year's Day, President's Day, Good Friday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Friday following Thanksgiving, Day before Christmas, and Christmas Day, provided the following conditions are met.

         (a) The employee has worked the entire scheduled eight (8) hour work day before and the entire scheduled eight (8) hour work day after such holiday or used preapproved All Purpose Pay or vacation or other absence authorized in the Company attendance policy. However, sixty (60) minutes tardy on one of the days will be accepted.

         (b) The employee works on the holiday after receiving reasonable notice to do so. Whenever possible, employees will be given twenty-four (24) hours notice.

         5.2 If one of the holidays occurs while an employee is on an authorized vacation, he shall receive payment for such holiday.

         5.3 An employee who is required to work on any of the observed holidays will receive double time (2 times) his regular hourly rate for hours worked plus regular holiday pay for the day.

         5.4 Should a holiday fall on Saturday or Sunday. the Company will observe either Friday or Monday as the holiday.

         5.5 Leaves of absence shall affect eligibility for holiday pay for holidays occurring during the leave as follows:

         (a) Personal Leave of Absence - Not eligible for holiday pay.


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         (b) Industrial/Personal Medical Leave of Absence - Eligible for holiday pay provided that employee has received pay for work done within fourteen (14) calendar days preceding the holiday. Also eligible for pay for any holiday occurring during the calendar week of the employee's return to work.


                                    ARTICLE 6
                                    VACATION

         6.1 (a) A vacation of two (2) weeks consisting of ten (10) working days, will be allowed an employee who, upon his anniversary date (date of hire), has completed one (1) full year of continuous and active employment.

         (b) A vacation of three (3) weeks. consisting of fifteen (15) working days, will be allowed an employee who, upon his anniversary date, has completed ten (10) full years of continuous and active employment.

         (c) A vacation of four (4) weeks, consisting of twenty (20) working days, will be allowed an employee who, upon his anniversary date. has completed fifteen (15) full years of continuous and active employment.

         (d) Holidays - Where a Company recognized holiday(s) occurs during an employee's scheduled vacation, that employee shall receive holiday pay and at additional day(s) of concurrent vacation time off if desired by the employee.

         6.2 (a) The vacation pay allowances mentioned in this Article shall be computed at the employee's current hourly rate of pay in effect on the day his commences, including shift differential, but exclusive of all premiums or overtime allowances. Where the employee gives at least one (1) week's notice of his vacation schedule to the Company for a full calendar week his vacation, the employee shall receive tits vacation check on the last work day prior to his vacation.

         (b) An employee off work for any reason other than an industrial accident will have his vacation pay reduced based on the number of hours worked or paid for. neither of which is severable (overtime excluded) during the vacation year, in accordance with the pro-rata schedule as follows:


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                     PERIOD OF CONTINUOUS SERVICE COMPLETED
                        AS OF ANNIVERSARY DATE EACH YEAR

                        NUMBER OF VACATION DAYS WITH PAY
                          (YRS. OF CONTINUOUS SERVICE)

        HOURS WORKED OR                      1 YEAR                          10 YEARS                        15 YEARS
           PAID FOR
         1700 or more                          10                               15                              20
         1300 to 1699                           8                               13                              18
         1000 to 1299                           6                               11                              16
          700 to 999                            4                               7                               12
          400 to 699                            2                               5                               10
           0 to 399                             0                               0                                0

         (c) An employee who terminates for any reason shall be entitled to receive pro-rata vacation in accordance with sub-section 6.2(d).

         (d) Pro-rata vacation referred to in sub-sections (b) and (c) of this section shall be computed on the basis of hours worked or paid for as outlined in subsection 6.2(b). Computation will be made on the hours worked or paid for since the last anniversary date and on the basis of the vacation allowance due on the following anniversary date.

         (e) An employee who returns from layoff shall be eligible on his subsequent anniversary date for any pro rata vacation pay allowance as outlined in the schedule in sub-section 6.2(b).

         (f) Should an employee terminate for any reason following an anniversary date and prior to the time he has taken his vacation, he shall be entitled to his vacation pay earned and not taken.

         (g) The Company will develop a vacation schedule by August 1st of each calendar year for the following twelve months, blocking out those periods of time the employees will not be allowed to take vacation. The scheduling of vacation will be by seniority within classification, however, the Company reserves the right to establish


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the number of employees who can be on vacation at one time by classification, and to schedule vacations compatible with production requirements.

         (h) Employee vacation will be scheduled during his anniversary year. An employee may be allowed to carry one week of vacation over into the next vacation year by mutual agreement with the Company. Any vacation carry over must be scheduled and taken with (90) days of the anniversary date. No employee will be permitted to schedule back-to-back vacations during any two (2) concurrent anniversary years without the approval of the Company. Vacations will normally be scheduled in increments of one (1) full week. However, employees may take up to one week of their vacation in any one anniversary year in increments of days if their vacation is preapproved. No employee will be permitted to take vacation prior to their anniversary date.

         6.3 Plant Shutdown

         (a) In the event that production requirements are such that a vacation shutdown is necessary, the Company agrees to notify the Union not later than March 1 of each year. In the event the Company declares a plant vacation shutdown, it will provide the Union with the scheduled vacation shutdown dates at the time of notification. It is understood and agreed that the vacation shutdown, if declared, shall begin no earlier than the first full week in June nor later than the third full week in August.

         (b) In the event the Company has work requirements during a declared plant shutdown, employees who have already taken their vacation and employees with less than two (2) weeks earned vacation will be the first employees scheduled to fulfill these work requirements. Selection will be made on the basis of seniority provided they possess the necessary skills needed to perform the required work. Employees with less than two (2) weeks earned vacation may be required to take their earned vacation in increments of full days during the vacation shutdown and may only be scheduled to work the remaining number of work days in the vacation shutdown period. If the Company is unable to locate a sufficient number of qualified employees from these groups, other employees will be solicited by seniority within the required classifications. If there are insufficient volunteers, the least senior employees in these classifications will be required to work.


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                                    ARTICLE 7
                            ALL-PURPOSE PAID ABSENCE

         7.1 All-purpose pay was originally designated as sick pay and its use was restricted to absence due to illness or injury. It has since been recognized by the parties that employees may have pressing personal problems of other than illness nature which cannot be solved or addressed during normal off-duty hours. In such cases, it may be reasonable and necessary for the employee to be absent. In recognition of this fact, the name of this article has been changed to ALL-PURPOSE PAID ABSENCE.

         All-purpose paid absence may not be taken during the advance notice of layoff time period. The Company reserves the right to require documentation justifying the absence when abuse is evident.

         7.2 Each full time employee shall be credited with two and one-half (2-1/12) days (twenty (20) straight hours) all-purpose paid absence at the end of each six (6) months of active continuous employment, dating from his last hiring date.

         7.3 Utilization of All-Purpose Pay

         (a) Illness cases - Illness provides little or no advance warning. However, as in all absence cases, if the employee is unable to report for work, he or she is obligated to call in before or at the start of their shift to report their absence, thereby permitting supervision to make whatever work assignment changes are necessary to provide a smooth operation.

         (b) Employees must indicate their desire of whether or not to utilize all-purpose pay prior to the their first shift after returning to work.

         (c) Other than illness cases - All-purpose pay can be used for other than personal illness reasons only by giving the Company one day's prior notice and securing the Company's approval prior to the absence. In those rare occasions where the need for absence is unpredictable, the need for calling in and/or supervisory approval, if on the premises when the emergency arises, still applies.

         (d) All-purpose paid absence will not be paid for less than one half hour (1/2).

         7.4 Active employees on the Company payroll as of November 15 will be paid unused all-purpose paid absence days accumulated in excess of five (5)


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days (forty (40) hours) accumulated through the preceding November 14, unless they present a written request to the Personnel Department indicating their desire to accumulate and maintain a level of eighty (80) hours rather than forty (40). Payment will be made the pay day immediately following December 1.

         7.5 All-purpose paid absence days will be paid on the basis of straight time hourly rate received by the employee at the time the absence occurs, and all accumulated all-purpose days in excess of five (5) days (forty (40) hours) will be paid on the basis of straight time hourly rate received by the employee as of November 14.

         7.6 In the event of the employee's death, all earned unused all-purpose pay will be paid to the employee's beneficiary as indicated on the insurance enrollment card.

         7.7 An employee who terminates for any reason will be paid for all earned unused all-purpose pay.


                                    ARTICLE 8
                                      WAGES

         8.1 Attached hereto and made part of this Agreement are Schedules "A", "B", "C" and 'D", which contain the minimum and maximum labor grade wage rates, and Schedule "E" which contains the various jobs performed in the plant.

         8.2 It is the intent and purpose hereof to establish the basic wage rate that shall be paid to any employee performing the functions of the various jobs as classified and defined, but it is not intended to prevent employees from temporarily performing the functions of jobs in classifications other than the one in which they are rated at their established wage rates, subject to the of
8.4 of this Article.

         8.3 Labor Grade rate range progression:

         (a) All new employees, regardless of Labor Grade of classification for which they were hired, may be employed at a rate of $.10 below the minimum rate Labor Grade. The Company still has the right to hire an employee at any rate within the rate range of that Labor Grade based on the applicant's qualifications.


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         (b) A new employee will receive an increase of $.10 per hour effective the first Monday following satisfactory completion of his probationary period.

         (c) An employee below the maximum rate for his classification shall receive $.10 per hour increase, each 10 weeks following his probationary increase up to but not to exceed the maximum rate for said classification.

         (d) All automatic progression increases shall become effective on the first Monday following completion of the 10 week progression period.

         (e) An employee who is reclassified during the term of this Agreement and whose rate Is below the maximum of his new classified rate will receive ten cents ($.10) per hour increase each ten (10) full weeks from date of his reclassification until he attains the maximum rate of said classification. However, an employee making a lateral transfer and reclassified at the same rate of pay will continue his original progression.

         8.4 When an employee is placed into a lower Labor Grade, he will continue to receive his present rate of pay unless the maximum of his new Labor Grade is lower than his present rate. When the maximum is lower, the employee's rate will be the maximum of his new Labor Grade.

         8.5 The Company and the Union agree that all employees shall be properly classified and work assignment will be made in accordance with job descriptions agreed to in the wage plan subject to Article 16.

         8.6 (a) The Company shall have the right to establish new jobs, to revise existing jobs, to evaluate and obsolete jobs providing such action on the part of the Company shall not be directed toward reducing the Labor Grade of a job in which no substantial change in the job itself has occurred. When a new or revised operation involves duties which are not adequately or specifically described or properly evaluated in an existing job description, specification and classification, the Company has the right to develop and establish such new or revised job descriptions, specifications, and classifications, rates of pay and occupational group placements, and to place them into effect. An existing job description, specification and classification shall not be considered to cover a new or revised job description, specification, and classification if (1) the new or revised job covers major specific functions not called out in the existing job, or (2) the existing job covers major specific functions not called out in the new or revised job.


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         (b) The Company shall send by certified mail, six (6) copies of such job descriptions, specifications and classifications, rates of pay and labor grade placement to the Union Representative of the Local Union within fifteen
(15) days after placing them into effect.

         (c) The Union shall have the right within fifteen (15) days of receipt from the Company of a new or revised job to file a Union grievance alleging: (1) improper evaluation and Labor Grade: (2) improper occupation group placement; and/or (3) that such new or revised operations should be placed or retained in an existing job description, specification, and classification. Such grievance shall state the Union's position, the facts upon which it is based and the remedy or correction requested. In the event of a job rating grievance, the specific factors with which the Union disagrees, together with the reasons why it believes the factors are not evaluated properly, must be listed by the Union on the grievance form. In the event that the Company and the Union are unable to resolve the grievance, it may be appealed to arbitration, in accordance with
Article 19. Said arbitration shall be limited to a determination (based on the work as described by the Company) of: (1) the proper evaluation; (2) the proper Labor Grade; (3) that the new or revised job may properly be placed or retained in an existing classification.

         (d) The Company's right to make work assignments and to determine methods of operations are in no way restricted by this Section and shall not be subject to arbitration.

         (e) When arbitrating the rate of pay for a job, the authority of the Arbitrator shall be limited to a determination of into which of the existing labor grades the new or revised job shall be placed.

         (f) The effective date of the rate of pay of any new or revised job by any or all of the above procedures shall be the date upon which such new or revised job was first placed into effect by the Company. In the event that the job is placed in a different classification than the classification in which the Company originally placed it, either by agreement between the parties or by decision of the Arbitrator, the effective date of displacement pay, if any, shall be three (3) working days from the date of settlement by the parties, or three (3) working days from the date of receipt of the Arbitrator's decision by the Company. When the Union gives notice to the Company of intent to arbitrate such a matter, it will list the reasons for the disagreement and relief sought in writing to the Company.


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

         (g) When a new classification is considered as permanently established, the Company shall permanently post any new titles and job descriptions created. Such jobs, after 15 days. will then be declared open and the normal upgrade procedure shall be utilized.


                                    ARTICLE 9
                               SHIFT DIFFERENTIALS

         9.1 Employees working on the second shift will receive a thirty-five cent ($.35) shift differential for each hour for which they are paid. In the event a third shift is established, the shift differential pay for affected employees will be subject to negotiation.


                                   ARTICLE 10
                           REPORTING AND CALL-BACK PAY

         10.1 Reporting Pay: Any employee reporting for work on his scheduled shift who has worked the previous day without previously having been notified not to report shall be given at least four (4) hours work or if no work is available in his department for which he is qualified, four (4) hours straight time pay, except that if such work is unavailable as a result of causes beyond the control the Management, the Company shall not be so obligated.

         10.2 Call-Back Pay: Any employee who has already left the premises of the Company after completion of his scheduled shift and is recalled for work shall not receive less than three (3) hours at the appropriate overtime rate.

         10.3 Failure on the part of an employee to keep Management informed of his current address and the correct telephone number where he may be reached relieves Management of the responsibility of any notification required by this Article.


                                   ARTICLE 11
                                  JURY SERVICE

         11.1 The Company agrees to reimburse any employee for wages lost as a result of serving on a Jury. Liability shall not exceed thirty (30) days. The Company reserves the right to request that such employee be dismissed from jury


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

service if, in Management's opinion, it is necessary to keep the worker on the job. Before reporting for jury service, the worker will, when possible, inform the Management of the time and place where he is to serve and will allow Management sufficient time to obtain a dismissal from jury duty. If an employee does serve as a jury member, upon presenting evidence of his loss of wages to Management for such services, he will be reimbursed for the difference in his current daily wage and that received as a juror. Under no circumstances will overtime hours be used in computing an employee's current daily wages. The Company also agrees that an employee will not be required to report for work on days they report for jury duty should they be excused early.


                                   ARTICLE 12
                                 GROUP INSURANCE

         12.1 The Accident & Sickness policy shall provide for payment of benefits on the first day of hospitalization.

         12.2 Accident and sickness benefits shall be $160.00 per week for the first year of the contract; $170.00 per week for the second year of the contract, and $190.00 per week for the third year of the contract. Any increase in insurance company billed rates will be shared equally between the Company and employee.

         12.3 Any increase or decrease in group insurance premiums required by the insurance company during the term of this agreement, due to insurance experience rate, will be shared on a 50/50 basis by the and the employee except as follows:

         12.4 The Company's contribution for employee coverage only of Hospital, Medical and Surgical insurance will shared seventy percent (70%) for the Company and thirty percent (30%) for the employee. Effective August 1, 1990, the Company contribution will be increased to 75%. Effective June 24, 1991, the Company contribution will be increased to 80%.

         12.5 In order to continue to protect the insurance cost to the parties, the group insurance plan will have a merger of benefits provision which will apply to the hospitalization, medical, and surgery coverage. Such merger of benefits provision will apply only when there is a duplication of coverage contributed by another Employer or provided by Government plan or by law, and shall not be in effect on individual insurance policies paid for wholly by the insured.

         12.6 The Company will offer a group dental insurance policy to bargaining unit employees. The group dental insurance premiums will be paid by the employee.

         12.7 The Company will provide $15,000 life insurance coverage to all employees at no cost to the employee.

         12.8 When an employee is absent from work as the result of a lost time workers compensation Injury, the Company will pay the employee's total medical premium for the first month of the absence. The employee will be responsible for their normal medical contribution portion after the first month of a worker compensation absence.


                                   ARTICLE 13
                                 RETIREMENT PLAN

         13.1 Eligibility - Age 21 and one (1) year of continuous service.

         13.2 Credited Service - Credited Service of each employee on the payroll as of July 3, 1972 will be the employee's continuous service since his hire date within the bargaining unit at the Oklahoma City facility excluding service prior to the date as of which he has attained both the age of 21 years old and completed one (1) year service. Employees hired and actively on the payroll after July 3, 1972 will receive credited service starting with January 1, 1974, or the date upon which the employee has attained one (1) year continuous service and 21 years of age, whichever is later.

         13.3 Normal Retirement - At, or after, age 65 and completion of five
(5) years of credited service.

         13.4 Normal Retirement Benefits - $9.50 per month multiplied by the number of years of credited service not in excess of 30 years. Those employees retiring or terminating on or after June 17, 1996 will have their benefits calculated at $11.00 per month multiplied by the number of years of credited service not in excess of 30 years.

         13.5 Vesting - After completing five (5) years of continuous service.

         13.6 Early Retirement - Immediate commencement of payment on an actuarily reduced basis provided employee has attained the age of 55, 40 for participants in the plan on or before March 12, 1985, and completed five (5) or more years of continuous service.

         13.7 Disability Benefits - After attaining age 40, and completing ten
(10) years or more of continuous service, permanent disability will be defined as outlined in the Summary Plan Description.

         13.8 Death Benefit - (While an active service employee) $1,000.00.

         13.9 Funding Basis - Funding will be on a 40 year actuarial basis.

         13.10 Trustee(s) - Will be the same as designated for all other Altec Lansing Corporation Retirement Plans.


                                   ARTICLE 14
                                LEAVE OF ABSENCE

         14.1 (a) A personal leave of absence not exceeding ninety (90) days may be granted by the Company to an employee for good and sufficient cause, upon the written request of such employee. If a leave of absence is granted, the seniority of such employee shall accumulate during the period of the leave of absence. All personal leaves of absence shall be considered on the basis of work requirements and shall be uniformly applied within department, without discrimination.

         (b) A maternity leave of absence will be granted to a female employee upon written request and a doctor's certificate of pregnancy and need for such leave. The request shall indicate the estimated date of delivery. Such leave shall not exceed ninety (90) calendar days after date of delivery without written request for extension and approval by the Company.

         (c) An employee who is prevented from working due to illness or injury for more than five (5) working days shall be placed on formal leave of absence on his sixth (6th) normal work day, provided he or she has submitted evidence of illness satisfactory to the Company. When it is physically impossible to apply for leave of absence, management shall make appropriate allowances, provided the employee does communicate immediately after conditions permit. In order to continue on such leave of absence thereafter, it will be the employee's responsibility to notify the

Company of the need for extension and at intervals of thirty (30) calendar days submit written evidence of illness satisfactory to the Company.

         14.2 General

         (a) An employee who has been granted a leave of absence shall be considered as having quit without 28 notice and shall be terminated from employment by the Company, if, while on such leave of absence, he engages in or applies for other employment without the consent of the Company. If an employee on such leave falls to report for work on his first regular shift after the termination of such leave, he shall be subject to discharge.

         (b) An employee who has completed his probationary period but has less than one (1) year seniority will be allowed sick leave of absence equivalent to his seniority on the date his leave commences; an employee with one (1) to five
(5) years seniority will be allowed sick leave of absence up to one and one-half (1-1/2) years; an employee with more than five (5) years seniority will be allowed sick leave of absence up to two (2) years. The employee must keep the Company informed of their current address and either return to work on the date specified or apply for an extension of leave in writing in advance of the return to work date. Likewise, in case of early return, notice to the Company on the day prior to the return is required. An employee returning from leave of absence will be re-employed in as close to the same job assignment, classification and department as conditions permit, taking into consideration his or her job knowledge, experience and seniority.

         14.3 The Company agrees to comply with applicable Federal and State laws with respect to an employee leaving for or returning from service with the Armed Forces of the United States. Employees in the Oklahoma National Guard shall be given the necessary time off to attend annual summer camp.

         14.4 Employees accepting full time positions as I.A.M. Union Representatives will be given leaves of absence, without pay, for the term of their office, including any extensions thereof.

         14.5 Family and Medical Legal Act of 1993. A policy for Altec Lansing employees shall be established to incorporate the federal provisions of the Family and Medical Leave Act of 1993. The policy will be by the Human Resources Department.

                                   ARTICLE 15
                                    SENIORITY

         15.1 Seniority shall mean the length of employment with the Company from the last hiring date of the employee.

         15.2 All new employees engaged by the Company shall be deemed probationary employees for the first sixty (60) calendar days of employment (except all Labor Grade #1 classifications, which will be subject to a ninety
(90) day probationary period). During this period. the employee may be discharged for any reason. After this initial sixty (60) day probationary period for all employees, except all Labor Grade #1 classifications, which are subject to an initial ninety (90) day probationary period, the employee shall be entered on the appropriate seniority list with seniority from the date of hire.


                                   ARTICLE 16
                                    TRANSFERS

         16.1 During the course of normal operations, the Company will have two types of job openings, namely, temporary and permanent. This article attempts to define:

         (1) Management's role in the selection process.

         (2) The employee's responsibility in seeking consideration.

         (3) The application of seniority and treatment of employees after selection has taken place.

                                     GENERAL

         16.2 The transferring of employees is the responsibility of management, subject to the terms of this article.

         (a) Promotions and upgrades: In the advancement of employees to higher rated jobs, when qualifications and experience are equal, employees with longest seniority will be promoted.

         (b) To qualify for a classification rating, an employee must possess the necessary qualifications and experience which may be required of this classification by the Company. The Company shall determine the qualifications and experience of the employee to perform the particular type of work for which he may be classified; or applying, provided, however, that in the event an employee claims he has been improperly classified or bypassed, an investigation shall be made as to the merit of his claim and any disagreement shall be subject to the Grievance Procedure of the Agreement.

         (c) Nothing in this article shall be interpreted as a restriction of management's right to increase or decrease the number of persons employed in a classification or department, and to make the necessary assignments and transfers to accomplish such changes in the workforce, consistent with the seniority provisions of this Agreement.

                        TEMPORARY UPGRADES AND TRANSFERS

         16.3 (a) The Company, at its discretion, may make temporary transfers or assignments to other jobs or classifications for a period not to exceed two
(2) weeks to achieve full time utilization of employees in order to avoid the undesirable features of production interruptions, short time layoffs, and short time recalls, and where such factors as absenteeism, temporary overload, and shortages would impair production efficiency. The Company will consider employees who have submitted bids for the job when making temporary assignments if it does not otherwise disrupt operations. Time spent on a temporary assignment will not be used as a qualifying factor.

         (b) The Company and the Union recognize that temporary assignments may occur that last longer than two (2) weeks and do not justify a permanent upgrade. These assignments may be extended by mutual agreement of the Company and the Union.

         (c) In the event of a temporary upgrade to a higher rated classification, the employee shall receive a ten cent ($.10) per hour increase or the minimum hourly rate for the classification. whichever is higher.

         (d) In the event of a transfer of a previously qualified employee to a higher rated classification, the employee will be entitled to the appropriate rate of the higher classification.

                         PERMANENT UPGRADES OR TRANSFERS

         16.4 In the event that production requirements on a job classification would require time in excess of that set forth in 16.3 above, and/or the time mutually agreed for extension, then the job would automatically be formally opened for pro motion selection.

         16.5 Employees desiring upgrading shall file a request for such upgrading, in duplicate, with their department supervisor who will forward to the Human Resource office setting forth the new classification desired and their qualifications therefor. Employees who are serving on their upgrade trial period will not be considered for upgrading. As openings occur, requests then on file a minimum of five (5) working days shall be reviewed and employees shall be selected as provided in 16.2(a) of this Article. In the event of a transfer to a higher rated classification, the employee shall receive a ten cent ($.10) per hour increase or the minimum hourly rate for the new classification, whichever is higher, and shall have a period not to exceed 30 actual days worked within the new classification in which to prove his ability on the new job. Employees who fall to prove such ability may, at any time within the period specified above, be returned to their old classification and rate of pay.

         (a) In cases of interrupted upgrade trial periods, if the duration of the interruption exceeds the time period of work performed on the job, the employee is obliged to start another complete trial period.

         (b) Employees failing or refusing this interview or their upgrade trial period will not be permitted to reapply for that position in which they failed or refused for at least six (6) months from the date of that action. Refusals because of shift preference will not disqualify the person from eligibility.

         (c) When an employee is transferred from one classification to another, he shall retain his seniority in the original classification for a period of thirty (30) actual days worked, and thereafter his entire seniority shall apply in his new classification.

         (d) Employees who are or have been promoted from the bargaining unit to a position outside the bargaining unit shall retain their accrued seniority in the bargaining unit for up to one year and may be returned to any job classification in which they were formerly classified.

         (e) Employees may exercise their seniority to select shifts of their preference within their classification of work to open jobs subject to the following conditions:

         (1) Employees serving their initial hiring-in probationary period or upgrade trial period will not be permitted to exercise shift preference and senior employees will not be permitted to bump such probationary employees.

         (2) Employees completing their probationary period or trial period may be bumped from their shift by a senior employee on the basis that the position then held is an open job.

         (3) Employees desiring to change shifts will be required to place such request with the Company on forms provided by the Company and only those requests on file for a period of five (5) days prior to the job opening will be considered.

                           LAYOFF AND RECALL PROCEDURE

         16.6 Definitions

         (a) Classification Seniority as defined in 16.5(a) (and Article 15) shall govern for purposes of this section.

         (b) Departments - Those operational entities as identified by the Company for operational purposes. For the application of this section and 4.9, they shall be considered as follows:


                               DEPARTMENT ENTITIES

        Department Number                    Department Name

               10                            Fabrication
               11                            Electronic Assembly
               15                            Electronic Product Processing
               30                            Voice Coil/University
               31                            Voice Coil/Industrial Professional
               36                            Assembly/Industrial Professional
               41                            Assembly/University
               52                            Receiving/Stockroom

                               DEPARTMENT ENTITIES

        Department Number                    Department Name
               55                            Shipping
               61                            Tool and Die
               70                            Maintenance
               80                            Quality Control
               81                            Customer Service

NOTE: Production inspectors and material handlers shall be considered as assigned to the departments in which they regularly perform their work for all purposes except indefinite layoff.

         (c) Layoff - An action resulting in no work for that employee who consequently becomes unemployed.

         (d) Downgrade in lieu of layoff - An action placing an employee in a lower paying classification where work is available to avoid becoming unemployed.

         16.6.1 Temporary Layoffs - One day to one week. When reducing the workforce due to breakdowns, shortages of material, or causes of a like nature which in the judgment of management are of a temporary nature not exceeding one week, those employees directly involved will be laid off from their department.

         16.7 Layoffs for Extended Periods - In excess of one week

         (a) It is agreed that in case of an extended layoff for lack of work, employees shall be given an opportunity to exercise their seniority to retain gainful employment as follows:

         (1) Least senior employees from the classification involved shall be subject to layoff, except:

         (b) They shall be given an opportunity to displace or "bump" less senior employees in a lower graded classification in any department provided -

         (1) The senior employee has held the position prior to his upgrade for a period exceeding thirty (30) work days, AND

         (2) The senior employee makes written request to the Human Resource office within twenty-four (24) hours after notice of layoff.

         16.8 When there are to be extended layoffs, notices will be given to the employee and to the Chairperson of the Plant Grievance Committee three (3) working days before such layoff. (A notice given in the forepart of the day shall be a day of notice.) When there are layoffs caused by a sudden cancellation of a contract or a cause of like nature, the Company is not obligated to the three day notice, but will give as much advance notice as possible.

         16.9 Rehiring Laid-Off Employees

         (a) In increasing the working force, employees will be called back to fill jobs in their classification in reverse order of layoff provided they are physically able to do the job.

         16.10 Seniority shall be broken for the following reasons:

         (a) If the employee quits;

         (b) If the employee is discharged;

         (c) If a laid-off employee fails to report to work within three (3) days after being notified by certified mail, return receipt requested, or ten (10) work days after postmark of certified mail, that a job is available. If an employee is unable to report to work within three (3) days after having been notified, any extenuating circumstances that may have prevented him from doing so will receive fair consideration by the Management when he is able to make an appearance at the Company's Human Resource office;

         (d) If the employee on layoff has failed to keep the Human Resource office notified of his address;

         (e) If the employee is laid off for a period that is longer than the lesser of his length of service at the time of layoff or two (2) years;

         (f) If the employee is absent for three (3) working days without notifying the Human Resource office, such absence shall constitute a voluntary quit, unless circumstances make it impossible for the employee to notify the Company;

         (g) If an employee falls to report to work at the expiration of a leave of absence;

         (h) Overstaying scheduled vacation without permission of the Company (subject to notice from employee to the Human Resource office as to reason for delay).

         16.11 Management will prepare a seniority list each three (3) months. One copy will be furnished to the Union Representative, two copies will be furnished to the Chairperson of the Plant Grievance Committee and one copy will be posted in the plant. The seniority list will contain the name, job code, and seniority date of employees in the bargaining unit. Bi-monthly, the Company will mail to the Union office a list of hires, terminations, and transfers and dates thereof. Two (2) copies will be furnished to the Chairperson of the Plant Grievance Committee.


                                   ARTICLE 17
                                 REPRESENTATION

         17.1 For the purpose of this Article, "The Plant" shall be defined as 10500 West Reno, Oklahoma City, Oklahoma wherein employees work who are included in the bargaining unit as described in Article 2. entitled "Recognition".

         17.2 The plant will be districted by agreement between the Union and Management. One Committeeperson shall be selected by the Union in each district to represent only the employees in that district as provided in this Agreement. The Union will not appoint a Committeeperson to fill a vacancy, pending an election, from a job classification comprised of three (3) or less employees within a district.

         17.3 The plant will be partitioned, by mutual agreement between the parties, into three (3) districts: manufacturing, fabrication and warehouse. In the event 2nd shift employment in the plant totals six (6) or more employees, an additional district for the 2nd shift shall be in effect.

         17.4 Four (4) Committeepersons selected by the Union shall constitute the Plant Grievance Committee, one of whom shall act as Chairperson. Three (3) members, including the Chairperson, shall constitute a quorum. This number shall be increased to comply with Section 3 above, where applicable. The Union will not elect two (2) Committeepersons from any classification with less than ten
(10) employees.

         17.5 The list of names of the Committeepersons shall be given, in writing, to the Human Resource Manager, or his designated representative, as well as any changes in such list, when possible two (2) days, and in any event, twenty-four (24) hours prior to the effective date of assuming office. Exceptions to the twenty-four (24) hour period shall be granted by the Human Resource Manager in cases of emergency when no representation is available and the matter must be handled immediately. Such notification shall be made by the Chairperson of the Plant Grievance Committee of the Local Union or his designated representative, or the Union Representative.

                        SOLE DUTIES AND RESPONSIBILITIES
                            OF UNION REPRESENTATIVES

         17.6 The following Sections 17.6 to 17.16 inclusive outline the duties and responsibilities of the Committeeperson and Chairperson of the Plant Grievance Committee in performing their functions as recognized Union Representatives.

         17.7 The above group constitutes all the recognized Union Representatives, and they shall be active employees who have completed the probationary period

         17.8 It is understood and agreed that the above group of Union Representatives will be given permission to leave their place of work during working hours in the manner provided in this Article in order to perform the duties set forth in this Article. It is also agreed that. when not so engaged, they have regular production work to perform. It is further agreed by the parties hereto that each will cooperate with the other in keeping to a minimum the time spent away from said work in investigating, presenting, and adjusting grievances or disputes.

         17.9 It Is understood that all employees, including Committeepersons and the Chairperson of the Plant Grievance Committee, are subject to all plant rules regarding the conduct of employees on Company premises. However, it is agreed that no rules are to be applied to the Union Representatives in a discriminatory manner because of their Union activities.

         17.10 While on a formal leave of absence, no employee shall serve as a Committeeperson.

         17.11 Before performing any grievance work, the above Union Representatives shall be given an authorized grievance pass by their Supervisor. In the event of the Supervisor's absence, his designated representative shall act in his place.

         17.12 Committeepersons shall report to their regular supervisor, or in case of his absence, to his designated representative, at the beginning of their shifts before performing grievance work as outlined in the Grievance Procedure.

         17.13 Any employee who is serving as a Committeeperson shall not be transferred or promoted out of his District, unless mutually agreed to by the Chair person of the Plant Grievance Committee and the Human Resource Manager. Such request by the Company shall be presented in writing to the Chairperson of the Plant Grievance Committee and shall be considered as granted unless the Chairperson objects, in writing, within three (3) days following the receipt of the request.

         17.14 Union members will be given permission to be absent or to leave the plant, without pay, on bona fide Union business upon request of the Union Representative or his designated representative, providing that:

         (a) Twenty-four (24) hours advance notice has been given to the Human Resource Manager, in writing;

         (b) The total for which permission is requested to be absent from the plant on any day shall not exceed ten (10) and not more than two (2) of these from any one department. Time spent out of the plant will not be paid for by the Company.

         17.15 The Committeeperson will be given permission to leave his work during his working hours to perform the following functions:

         (a) To investigate and, if necessary, present to a Supervisor in his district, a grievance on behalf of another employee or group of employees in his district when his presence has been requested by such employee or employees;

         (b) To investigate and, if necessary, present to a Supervisor in his district, a written grievance signed by an aggrieved employee that he has received outside of working hours;

         (c) When an aggrieved employee's Supervisor is not located in the district where the grievance originated, the Supervisor of the Committeeperson involved shall call in the Supervisor of the aggrieved employee or shall give permission to the Committeeperson to contact the aggrieved employee's Super visor at his headquarters, when necessary arrangements have been made for such a meeting;

         (d) To attend a scheduled meeting with the Department Manager and Supervisor when a grievance in his district has been appealed by him to the second step of the grievance procedure;

         (e) To attend the weekly scheduled and special meetings of the Plant Grievance Committee and Management;

         (f) When it is necessary to enter a department or section of a department supervised by a Supervisor other than his own, the Committeeperson shall immediately report to the Supervisor of that department or section and advise him of his presence. In the event of the Supervisor's absence, his designated representative shall act in his place;

         (g) A Committeeperson is to handle only grievances arising in his district. Should it become necessary to obtain pertinent facts in a case through investigation outside a Committeeperson's district, the Chairperson of the Plant Grievance Committee will be allowed to make such investigation for the Committeeperson;

         (h) In the absence of a Committeeperson, an employee from the district may be appointed to act in his place. The Union must notify the Company twenty-four (24) hours in advance of the appointment. The twenty-four (24) hour requirement is waived when the absence of the Committeeperson is due to illness;

         (i) In the absence of the Chairperson, a Committeeperson may be appointed to act in his place. The Union must notify the Company twenty-four
    (24) hours in advance of the appointment. The twenty-four (24) hour requirement is waived when the absence of the Chairperson is due to illness.

         17.16 The Chairperson of the Plant Grievance Committee will be responsible for the following:

         (a) To attend 2nd Step Grievance Meetings with the applicable Department Manager, Supervisor, and Committeeperson.

         (b) To refer to Management grievances appealed to the weekly Third Step of the Grievance Procedure before the scheduled meeting in accordance with
    Article 18, Section 8.

         (c) To attend special or regular weekly scheduled grievance meetings between the Union and the Management and act as Chairperson of the Union Committee in the presentation of the Union business.

         (d) To receive, on behalf of the Union, the Management's answer to grievances following the 2nd and 3rd step meetings. The Company's written reply will be drawn up in the following manner: (1) Date; (2) Names of those present; (3) Statement of Grievance discussed; (4) The Union statement provided for in Article 18, Section 7; (5) The Company's answer provided for in Article 18, Section 8.

         (e) To receive the seniority lists prepared by the Management and furnished to the Union as provided in Article 16, Section 11.

         (f) The Chairperson of the Plant Grievance Committee will be given permission to leave his work to contact the Human Resource Manager or his designated representative by having his Supervisor or his designated representative secure approval from the Human Resource Manager or his designated representative. When approval is given. the Supervisor or designated representative will issue the necessary pass.

         (g) With the approval of the Human Resource Manager or his designated representative, the Chairperson of the Plant Grievance Committee will be given permission to perform such other special functions as may be desirable which are not specifically enumerated above. When approval is given, the Human Resource Manager or his designated representative shall issue the necessary pass.

         (h) To conduct a further investigation of a Grievance, subsequent to the receipt by the Union of Management's Second Step answer.

         (i) In the absence of a Committeeperson, the Chairperson of the Plant Grievance Committee will be permitted to act in his place.

         (j) To investigate and, if necessary, to present to the Human Re source Manager or his designated representative a grievance on behalf of a laid-off employee when he has evidence a displacement has occurred in violation of the specific terms of the Agreement. The Chairperson will present the grievance orally to the Human Resource Manager or his designated representative who will investigate the matter. When the grievance is presented orally and not answered, or not answered satisfactorily within twenty-four (24) hours, the grievance must be reduced to writing on the forms provided by the Company. When the grievance is reduced to writing, it shall be entered at the Third Step of the Grievance Procedure.


                                   ARTICLE 18
                               GRIEVANCE PROCEDURE

         18.1 (a) Grievance Defined - A grievance is defined as a difference between the Company and an employee or group of employees or the Union concerning the interpretation and/or application of any provisions of this Agreement.

         (b) Union Grievances - The majority of grievance issues will arise through employees. However, the parties recognize that in rare cases the Union itself, through its Representatives, may see fit to allege a contractual violation. In such cases, the grievance shall be designated as a union grievance rather than an employee grievance.

         18.2 This grievance procedure constitutes the exclusive means of resolving grievances and employees will at all times continue to work while their grievance is being processed.

         18.3 Grievances shall only be processable if action is taken within the time limits set out for each step and shall only be processable beyond step 2 of the grievance procedure by or in conjunction with the Union Representative or grievance committee chairperson.

         18.4 There is no responsibility on the Company to make an adjustment in a case unless it is presented in writing within seventy-two (72) hours after the employee has or could reasonably be expected to have knowledge of the act which is the basis of the grievance. In no event shall any disposition or award upon any grievance provide for retroactive pay for more than 30 calendar days prior to the date such grievance was filed.

         18.5 (a) Grievance Committeepersons

         Except when they are engaged in the disposal of a grievance as provided in this Agreement, Committeepersons shall continue at their regularly assigned company work or duties in the same manner as other production workers. When such union representatives are required to leave their regularly assigned company duties for the disposal of a grievance within their authority, they shall notify the appropriate Company Supervisor. If necessary, such Union representatives shall remain on their regularly assigned company duties until a reasonable time is afforded to provide a substitute worker in their place. In each such case, each such Union representative shall furnish written information called for on a grievance pass to be provided by the Company, and he shall initial each entry thereon and present it to the Department Manager. In all cases where such a Union representative is required to enter any department, section or plant within which he has the authority to act as such but in which he is not regularly employed, he shall inform the appropriate Supervisor and explain the business which requires his presence there.

         18.5 (b) The Company agrees to pay for all reasonable scheduled work hours lost by Committeepersons or grievants in the processing of grievances through the pre-arbitration steps of the grievance procedure.

         18.6 STEP 1 - VERBAL

         The employee may, within 24 hours of the event upon which the grievance is based, take up his grievance with his immediate Supervisor, accompanied and assisted by his or her committeeperson. The Supervisor shall give an answer within twenty-four (24) hours after the grievance was presented to him or her.

         18.7 STEP 2 - WRITTEN

         If the grievance is not settled in Step 1, the Union may, through the Committee Chairperson, appeal it by presenting the grievance in writing to the Production Manager within twenty-four (24) hours of receipt of the Supervisor's answer.

         The written grievance shall contain:

         (1) A brief statement of the grievance and the facts upon which it is based.

         (2) The remedy or correction requested.

         (3) The section or sections of the Agreement claimed to have been violated.

         (4) The signature of the aggrieved employee, and Committee Chairperson if he or she is presenting the grievance in the employee's behalf.

The Production Manager will meet with the Chairperson of the grievance committee and answer the grievance within five (5) days after receipt of the Step 2 grievance.

         18.8 STEP 3

         If the Grievance is not settled in Step 2, the Union may, through the Union Representative or Committee Chairperson, appeal it by giving a written notice of such appeal to the Human Resource Manager within five (5) days after receipt of the Step 2 answer. The parties shall then meet at the earliest mutually convenient date in an effort to resolve the grievance. The Human Resource Manager shall give his written answer to the grievance within five (5) days after such meeting has taken place.

         18.9 STEP 4

         If the grievance is not settled in Step 3, it may be appealed by written notice of such appeal, given by the Union Representative to the Human Resource Manager to arbitrate in accordance with the procedure and conditions set forth in "Arbitration" of this Agreement.

         18.10 The parties agree to follow each of the foregoing steps in the processing of a grievance and if at any step the Company's representative fails to respond within the required time limits or mutually agree on a time limit extension, the grievance will automatically advance to the next step of the grievance procedure.

         18.11 Saturdays, Sundays and holidays are excluded in computing the time limits specified in this Article. Time limits outlined in this Article may be extended in writing by mutual agreement of the Parties.


                                   ARTICLE 19
                                   ARBITRATION

         19.1 Arbitrable issues are only those which meet each and all of the following tests:

         (1) The issue must first have gone through the grievance procedure as outlined in this Agreement within the time limits specified.

         (2) Notice of intent to arbitrate must have been received within ten
    (10) days after receipt of the last answer of the Company following the last step of the grievance procedure.

         (3) The issue must allege violation of either a specific provision or an application of a specific provision of this agreement or a claim that the Company has taken disciplinary action without just cause.

         19.2 If the Union desires to submit an issue to arbitration, it shall deliver a written notice signed by the Union Representative of intent to arbitrate. This notice shall state the matter at issue and shall precisely state in what respect the Agreement has been violated and reference the specific clause or clauses relied upon. The notice shall also stipulate the nature of the relief or remedy sought.

         19.3 The Union representative and the Company representative shall meet in a last attempt to resolve grievance. Failing to resolve the grievance, they shall agree in writing as to the exact issue to be submitted to arbitration. If, after diligent effort, there is no agreement as to the issue of whether or not the grievance is arbitrable, then each party shall submit its statement of the issue or position on the question of arbitrability and such disagreement shall itself become the subject of a separate and prior arbitration.

         19.4 The parties shall either mutually agree upon a choice of arbitrator or ask the Federal Mediation and Conciliation Service to submit to them a list of arbitrators. The Company and the Union representatives shall determine by lot the order of elimination and thereafter each shall, in that order, alternately strike names from the list and the final name shall become the impartial arbitrator.

         19.5 After the arbitrator has been selected by the foregoing procedure, he or she shall meet at a mutually convenient time and place selected by the parties and, with all members present, hear the evidence and cross-examination of both parties, receive written arguments where appropriate and render a decision within 30 calendar days thereafter. No facts shall be presented by either party during the arbitration which were known but not disclosed during the course of the grievance procedure. A separate arbitrator shall be appointed to hear each grievance that has been appealed to arbitration unless the parties agree in writing to hear more than one grievance in the same arbitration proceeding.

         19.6 The time limits specified herein may be extended by mutual consent of the parties.

         19.7 It is understood that the function of the arbitrator shall be to interpret specific provisions of this Agreement and to determine arbitrable issues as defined in this Article. This arbitrator shall confine his decision to the statement(s) of the issue and have no power to arbitrate any issue which is defined in this Article as being nonarbitrable or to add or to subtract from or to modify or extend any of the terms of this Agreement.

         19.8 The decision of the arbitrator shall be final and binding upon all parties provided the arbitrator has not exceeded his authority under the terms of this Agreement.

         19.9 Each party shall bear the expenses of its representatives and witnesses. The fees and expenses of the arbitrator shall be borne equally by the Parties.


                                   ARTICLE 20
                                 DISCRIMINATION

         20.1 The Company will not discriminate against any employee in regard to tenure of employment or any term or condition thereof because of his membership in, or activity on behalf of, or sympathy toward the Union.

         20.2 All applicants hired are employed according to the Immigration Reform and Control Act of 1986. Neither the Company nor the Union shall unlawfully discriminate against any employees or job applicant because of race, creed, color, sex, national origin, religion, marital status, age, mental or physical disability, veteran or a veteran of the Vietnam era.

         20.3 The Company and the Union mutually agree that where reference is made to either gender within this Agreement the term shall be synonymous with both sexes.

         20.4 The Company and the Union agree the employer shall be permitted to take any and all actions necessary to comply with the Americans With Disabilities Act and to avoid liability under the provisions of said Act. If such actions necessitate violation of a provision of the Agreement, then the parties agree to bargain with regard to the effect of such action on other bargaining unit employees.

                                   ARTICLE 21
                                     SAFETY

         21.1 The Company agrees to abide by and maintain in its plant, standards of sanitation, safety and health in accordance with the Federal, State, County, and City laws and regulation. The Union pledges its full cooperation in the Company's effort to eliminate the causes, practices and conditions leading to industrial accidents.

         21.2 Proper and modern safety devices shall be provided by the Company for all employees engaged in work where such devices are necessary. Such devices, where provided, must be used. The Company's emergency and disaster procedures shall be promulgated in a manner calculated to inform all employees of their purposes and intent.

         21.3 The Union agrees that willful neglect and failure by an employee to obey the plant safety regulations and to use safety devices provided by the Company shall be just cause for disciplinary action. However, if the employee believes the disciplinary action to be unjust, he shall have the right to appeal as provided in the Grievance Procedure.

         21.4 Any employee who, after being sent to the doctor for an industrial injury, is sent home for the remainder of the day shall be paid for the remainder of his regular eight (8) hour shift at his regular pay rate.

         21.5 Any employee who is sent to the doctor for treatment of an industrial injury during his regular work day shall be paid for time lost from work during his regular eight (8) hour shift.

         21.6 A joint Union-Management safety committee shall be appointed consisting of two (2) employee representatives of the Union and two (2) representatives of Management. The joint committee shall meet at least once monthly and conduct a plant tour at least once monthly. The purpose of the committee is to consider, inspect, investigate and review health and safety conditions and practices. The joint committee shall make constructive recommendations with respect to the implementation of corrective measures to eliminate unhealthy and unsafe conditions and practices and to improve existing health and safety conditions and practices.

                                   ARTICLE 22
                              SPECIFIC PERFORMANCE

         22.1 Either party hereto shall be entitled to require specific performance of the provisions of this Agreement.

         22.2 There shall be no individual arrangements or agreements made covering any part or all of this Agreement contrary to the terms herein provided, and it is distinctly understood and agreed that all previous agreements, whether oral or written, by and between the Company and the Union. are superseded by this Agreement, and subject to any amendment as provided in
Article 25.2.


                                   ARTICLE 23
                                     WAIVER

         23.1 The waiver of any breach of any of the provisions or terms of this Agreement by either party does not constitute a precedent for any future waiver or enforcement of such breach.


                                   ARTICLE 24
                                  ASSIGNABILITY

         24.1 This Agreement shall be binding upon the successors and assigns of the parties hereto, and no provision, terms, or obligations herein contained shall be affected, modified, altered, or changed in any respect whatsoever, by the consolidation, merger, sale, transfer of assignment or either party hereto, or affected, modified, altered, or changed in any respect whatsoever by any change of any kind in the legal status, ownership or management of either party hereto.


                                   ARTICLE 25
                                 QUALIFICATIONS

         25.1 Each of the parties hereto warrants that it is under no disability of any kind that will prevent it from completely carrying out and performing each and all of the provisions of this Agreement, and further that it will not take any action of any kind that will prevent or impede it in the complete performance of each and every provision hereof.

         25.2 Any further agreements made by the parties shall be reduced to writing and signed by authorized representatives of each.


                                   ARTICLE 26
                                 BULLETIN BOARD

         26.1 The Company will erect and shall maintain in good order, two (2) glass-enclosed bulletin boards in the plant, complete with lock and keys. Keys will be given to the duly authorized Local Union officers. Such bulletin boards may be used by the Union and the Management and shall be restricted to:

         (a) Notices of Union recreational and social affairs.

         (b) Notices of Union elections, appointments, and result of Union elections.

         (c) Notices and agenda of Union meetings.

         (d) Notices concerning bona fide Union activities such as:
    Cooperatives, credit unions and employment compensation information.

         (e) Such other notices as are mutually agreed upon.

         26.2 Any change in the location of the bulletin board shall be mutually agreed to by the Management and the Plant Grievance Committee.

         26.3 There shall be no other distribution or posting by employees of notices, pamphlets, advertising or political matter or any kind of literature upon Company property other than as herein provided.


                                   ARTICLE 27
                                SUPERVISORY FORCE

         27.1 Members of the supervisory force are not employed to do operations normally performed by the regular operators.

         27.2 Supervisors and other non-unit personnel, except as outlined in
Article 2.2(b), shall not be permitted to perform work on any hourly rated jobs except in the following types of situation:

         (a) In emergencies, when regular employees are not immediately available.

         (b) In the instruction or training of employees.

         (c) In the performance of necessary work when production difficulties are encountered on a job.

         27.3 The Union understands and agrees that a part of the work done by excluded engineering and laboratory employees is similar in some respect to some of the work done by bargaining unit employees. It is further agreed that manufacturing supervision may perform work in conjunction with these employees in the development of hardware consisting of articles for Engineering Qualifications and Tests up to release to production.


                                   ARTICLE 28
                                     NOTICES

         28.1 Notices permitted or required to be served under the terms of this Agreement shall be sufficiently served for all purposes herein when:

         (a) Telegraphed (Personal Delivery) or

         (b) Mailed postage prepaid, certified mail, return receipt requested to the Human Resource Manager for service upon the Company; and for service upon the Union, when an original and one copy of the notice is mailed postage prepaid, certified mail, return receipt requested to the Union Representative of the Local Union or his designated representative. The date of receiving such notice shall be the controlling date for purposes hereunder.

         28.2 Notices to the Company from the Union may also be personally delivered by the Chairperson of the Plant Grievance Committee. Such delivery shall be made to the Human Resources Manager or, in his absence, to his designated representative. Notices so delivered shall be in duplicate, and both copies shall be time stamped for receipt purposes. One copy will be returned to the Chairperson of the Plant Grievance Committee in a sealed envelope for delivery to the Union.


                                   ARTICLE 29
                         STRIKES, STOPPAGES AND LOCKOUTS

         29.1 During the life of this Agreement, the Union will not authorize, cause, engage in, sanction, assist or permit its members to cause, nor will any member of the Union take part in any slowdown, work stoppage or strike, or any curtailment of work or restriction of production or interference with production of the Company. The Union will not cause or permit its members to cause, nor will any member of the Union take part in any slowdown, work stoppage, or strike of the Company's operations or picket any of the Company's plants or premises.

         29.2 In the event that any member or members of the Local Union or the International Union shall call, engage in, sanction, or assist in any unauthorized slowdown, work stoppage or strike against the Company or refuse to perform services duly assigned when directed to do so by the Company, the Company agrees that it will not file or prosecute any action for damages arising out of said unauthorized slowdown, work stoppage, strike or refusal to perform services, provided that the Local Union, its Union Representative, and members of the Plant Grievance Committee comply with the following provisions:

         (a) That each of them jointly and severally shall immediately, and in no event later than twenty-four (24) hours, disavow and refuse to recognize any picket line or lines established as a result of said unauthorized slowdown, work stoppage or strike against the Company or refusal to perform services; that each of them will instruct their members by posting written notices throughout the plant or other communication media not to respect or recognize any said picket line or lines; and, in addition, each will do everything within their respective powers to secure the establishment and disbanding of any said picket line or lines; and

         (b) That each of them jointly and severally shall immediately take or cause to be taken all affirmative action to demand, cause and require each and every member to perform the terms and conditions of this Agreement.

         (c) Any employee who fails to return to work immediately or refuses to perform services duly assigned when directed to do so by the Company, after such action is taken by the Union as set forth in 29.2(a) and (b) above, the Union agrees that the Company may take whatever disciplinary action it deems appropriate, including discharge, and that the degree of such disciplinary action shall not be reviewable through the Grievance and Arbitration Procedure provided for in this Agreement.

         (d) Nothing in this section shall preclude any right to which the Company previously was entitled to seek legal or other redress of any individual who has caused damage to or injury to or loss of Company property, nor does the Company cede any rights in this regard to which it may be entitled by future legislation.

         29.3 During the term of this Agreement, the Company shall not cause, permit, or engage in any lockout of its employees.


                                   ARTICLE 30
                                UNION MEMBERSHIP

         30.1 Union Shop

         (a) All production, maintenance, and inspection employees covered by this Agreement shall, as a condition of continued employment, become and remain members of the Union not later than sixty (60) days after the signing of this Agreement. The Company shall maintain a program to advise new employees of the Union's status, names and departments of Union committeepersons and employee obligations for membership.

         (b) New employees shall, as a condition of employment, at the end of sixty (60) days, except Labor Grade #1 who shall, as a condition of continued employment, at the end of ninety (90) days, become members of the Union and retain their membership for the duration of this Agreement.

         30.2 The Company agrees to a check-off of Union initiation fees, reinstatement fees, and regular monthly dues for all employees covered by this Agreement, provided the Union delivers to the Company a wage assignment and authorization voluntarily signed by the employee.

         30.3 The Union shall certify to the Company in writing each month, a list of its members working for the Company who have voluntarily signed the wage assignment and authorization together with an itemized statement of dues and/or initiation fees or reinstatement fees to be deducted for such month from pay of such members. The Company shall deduct and remit to the Financial Secretary of the Union in one lump sum, the amounts so certified in respect to such individual members and deducted from the first pay check of such members, following the receipt by the Company of such certified list.

         30.4 The parties agree that taxes, social security, insurance and other deductions required by law shall be priority deductions and the Company shall so note on the copy of the list returned to the Financial Secretary when earned wages were insufficient, and no deductions were made.

         30.5 In instances where improper deductions were made from the wages of an employee, if the monies are still in the hands of the Company, the Company shall refund the monies directly to the employee. If, however, the improper deductions have been forwarded to the Union, the Union shall make the appropriate refund. The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company in reliance upon information furnished to or demands made upon the Company by the Union for the purpose of complying with any of the provisions in this Article.


                                   ARTICLE 31
                                  FUNERAL LEAVE

         31.1 (a) An employee who is absent from work for the funeral of his parents, brother, sister, child, spouse, mother-in-law, father-in-law, grandparents or grandchildren will be compensated on the basis of his basic straight time hourly wage rate for the time lost by him from his regularly scheduled work by reason of such absence up to three (3) days for such employees to attend and take care of necessary funeral arrangements not to exceed eight
(8) hours per day.

         (b) In the case of step-parents of employees, where the relationship has been long standing, such as 5 years or more, such funerals shall be deemed to qualify for purposes of this benefit.

         31.2 To be eligible for the three (3) days pay listed in Section 1 of this Article, an employee must furnish the Company with reasonable proof of the death.

                                   ARTICLE 32
                                    DURATION

         32.1 (a) This Agreement shall be in full force and effect through Friday, June 20, 1997, and for additional periods of one (1) year thereafter unless either party hereto shall give notice of its intent to terminate the Agreement or modify any portion of any of the terms thereof by registered mail to the other party not less than sixty (60) days nor more than ninety (90) days prior to June 20, 1997, or prior to the end of any yearly period subsequent thereto.

         (b) In the event either party hereto shall give notice to the other of its intent to terminate or modify this Agreement as provided for in (a) above, this Agreement shall not forthwith terminate on its anniversary date, but continue thereafter in force and effect until either party gives to the other party final written notice of termination which shall be effective not earlier than one hundred twenty (120) hours from the receipt of said notice by the addressee.

         (c) In the event notice of intent to terminate or modify this Agreement has been given by either or both parties, as provided for in (a) above, collective bargaining meetings shall be held between the parties beginning not later than forty (40) days prior to the expiration date.

         (d) It is expressly understood that the notice of dispute shall be made to the Federal Mediation and Conciliation Service required by the Labor Management Relations Act of 1947, as amended.

         32.2 The Union and the Company, in consideration of the benefits, privileges and advantages provided in this Agreement, suspend meetings in collective bargaining negotiations with each other during the life of this Agreement with respect to any further demands, including out contracting, pensions, or insurance for employees, or with respect to any questions of wages, hours, or working conditions, except as may be dealt with as a grievance under the Grievance Procedure Article.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement this 20th day of June, 1994.


                                        LOCAL 850 OF THE INTERNATIONAL
                                        ASSOCIATION OF MACHINISTS &
ALTEC LANSING CORPORATION               AEROSPACE WORKERS AFL-CIO
/s/ Ron Graham                          /s/ Jim Phillips
/s/ Gregg Evans                         /s/ Terry Johnson
/s/ Ed Rusch                            /s/ Bob Routt
/s/ Holly Page                          /s/ William Williams
                                        /s/ Earnest Lowe
                                        /s/ Bob Bradford, GLR

                                  SCHEDULE "A"
           Effective June 20, 1994 the labor grade structure will be:



Labor Grade                           Rate                    Labor Grade                    Rate
1                               $12.28 - $12.97                    6                     $9.54 - 9.9?
2                                10.93 - 11.85                     7                     9.26 - 9.67
3                                10.38 - 10.83                     8                     9.00 - 9.25
4                                10.09 - 10.50                     9                     8.90 - 9.09
5                                 9.80 - 10.20                     10                    7.14 - 7.44

                                  SCHEDULE "B"
                           Effective December 19, 1994
                       the labor grade structure will be:

Labor Grade                           Rate                    Labor Grade                    Rate
1                               $12.38 - $13.07                    6                    $9.64 - 10.03
2                                11.03 - 11.95                     7                     9.36 - 9.77
3                                10.48 - 10.93                     8                     9.10 - 9.35
4                                10.19 - 10.60                     9                     9.00 - 9.19
5                                 9.90 - 10.30                     10                    7.24 - 7.54

                                  SCHEDULE "C"
           Effective June 19, 1995 the labor grade structure will be:


Labor Grade                           Rate                    Labor Grade                    Rate
1                               $12.68 - $13.37                    6                    $9.94 - 10.33
2                                11.33 - 12.25                     7                     9.66 - 10.07
3                                10.78 - 11.23                     8                     9.40 - 9.65
4                                10.49 - 10.90                     9                     9.30 - 9.49
5                                10.20 - 10.60                     10                    7.54 - 7.84

                                  SCHEDULE "D"
           Effective June 17, 1996 the labor grade structure will be:


Labor Grade                           Rate                    Labor Grade                    Rate
1                               $12.98 - $13.67                    6                    $10.24 - 10.63
2                                11.63 - 12.55                     7                     9.96 - 10.37
3                                11.08 - 11.53                     8                     9.70 - 9.95
4                                10.79 - 11.20                     9                     9.60 - 9.79
5                                10.50 - 10.90                     10                    7.84 - 8.14

                                  SCHEDULE "E"
                                   JOB LISTING


JOB                                                                                              LABOR           PAGE
CODE          JOB TITLE                                                                          GRADE           NUMBER
6036          Electronic P.C.B. Assembler                                                        10              70
6031          Assembler, Electro/Mechanical                                                      9               71
6071          Maintenance Helper/Janitor                                                         9               72
6039          Electronic Assembler                                                               8               73
6052          Material Handler                                                                   8               74
6013          Drill/Punch Press Operator                                                         7               75
6086          Electronic Tester/Inspector                                                        7               77
6032          Flat Wire Processor                                                                7               78
6082          Production Inspector                                                               7               79
6063          Sheet Metal Machine Operator                                                       6               80
6034          Production Salvage Operator                                                        6               82
6021          Processor                                                                          6               83
6053          Customer Service Supply Clerk                                                      6               84
6051          Supply Clerk                                                                       6               85
6022          Silk Screen Operator                                                               6               87
6035          P.C.B. Wave Solder Operator                                                        6               88
6012          Precision Machine Operator                                                         5               89
6081          Senior Inspector                                                                   5               90
6030          Set-Up (Lead Operator), Assembly Electro-Mechanical                                5               92
6033          Set-Up (Lead Operator), Electronic Assembler                                       5               93
6085          Repairer, Sound Products                                                           5               95
6062          Machinist "B"                                                                      4               96
6020          Processor, Lead Operator                                                           3               97
6065          Sheet Metal Fabricator/Layout                                                      3               98
6050          Lead Operator - Supply Clerk                                                       3               100
6061          Machinist "A"                                                                      2               101
6010          Set-Up (Lead Operator) Machine Shop                                                2               102
6066          Sheet Metal Lead Operator                                                          2               104
6070          Maintenance "A"                                                                    1               105
6080          Production Test Technician                                                         1               106
6060          Tool & Die Maker                                                                   1               108

                                JOB DESCRIPTIONS
                            ALTEC LANSING CORPORATION

Note: The following job descriptions contain the general details considered necessary to describe the principle function of the job identified and shall not be construed in a detailed description of all the work requirements that may be inherent in this job.

The parties recognize that some job procedures are inherent to more than one job classification and may be a primary function in one classification and a minor job procedure and function in another classification. Likewise, there can be instances where individuals perform single, isolated or selected duties described in a job description other than their own. It is not the intent of the parties to exercise the upgrade procedure in such situations. Neither is it their intent to shift work assignments to lower rated classifications or to circumvent the upgrade procedure where individuals are performing the full scope of the job.


                          ELECTRONIC P.C.B. ASSEMBLER -
                               LABOR GRADE NO. 10

PRIMARY FUNCTION: Perform a range of repetitive and highly procedurized, but exacting and intricate component preparation and insertion.

EQUIPMENT AND TOOLS: Operate full complement of P.C.B. assembly equipment which includes solder mask equipment, hand tools, component prep machines, air screwdrivers, wire strippers, and other related equipment.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Work from detailed assembly specifications and instructions and prescribed routings.

2. Perform P.C.B. assembly on a standard bench or paced line in accordance with production methods.

3. "Prep" components in accordance with assembly instructions.

4. Apply solder masking to P.C.B.

5. Perform various P.C.B. assembly operations depending on process, procedures, and methods.

6. Produce high quality acceptable parts and assemblies at reasonable production standards.

7. Check work for conformance to drawings, maintain production records, care for tools and equipment, and keep work area clean and orderly.

8. Perform other related duties as assigned.


                         ASSEMBLER-ELECTRO/MECHANICAL -
                                LABOR GRADE NO. 9

PRIMARY FUNCTION: Conveyor or bench assembly of mechanical, electromechanical devices, parts, subassemblies, final assemblies and packing.

TOOLS & EQUIPMENT: Must use various assembly jigs, tools, fixtures, and equipment, air, mechanically and electronically operated - all types of hand tools, wire strippers, air drivers and wrenches, soldering devices, etc. Use adhesive applicators, brush, pump gun, tubes, etc.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments, either verbal or written, from Supervisor together with drawings, method sheet, sketches or other information as required.

2. Observe operation of equipment for any malfunction and report same to supervision.

3. Check work for specification conformance.

4. May require the operation of more than one machine, dependent upon process procedures and methods.

5. Produce high quality acceptable parts.

6. Repair defective work similar to regular tasks.

7. Maintain work area and equipment in a clean and orderly condition.

8. Parts sorting procedures according to need.

9. Will be responsible for safekeeping and handling of all tools issued.

10. Enter production quantities or other records as required.

11. Meet reasonable standards as required.


                          MAINTENANCE HELPER/JANITOR -
                                LABOR GRADE NO. 9

PRIMARY FUNCTION: To assist Maintenance "A" in performance of their duties and to perform janitorial duties.

TOOLS & EQUIPMENT: As required for performance.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Perform tasks of a general nature such as keeping maintenance personnel supplied with tools and materials, also performs janitorial duties such as cleaning, scrubbing and waxing.

2. Recognize various tools and materials and their application.

3. Perform simple operations such as sawing, nailing, cutting material, painting, etc.


                    ELECTRONIC ASSEMBLER - LABOR GRADE NO. 8

PRIMARY FUNCTION: Proficiently perform electronic assembly, rework, and repair of electronic cabinets, consoles, chassis, subassemblies, printed circuit boards, and similar or related apparatus.


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TOOLS & EQUIPMENT: Various hand tools including soldering devices and equipment, jigs, fixtures, bench type machines, air drivers, wire strippers, lugger and other related equipment, diagrams, schematics, drawings, etc.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Perform standard bench or paced electronic assembly duties.

2. Perform various electronics work operations depending on process, procedures and methods.

3. Proficiently perform electronic wiring and soldering, make proper selection and installation of mechanical and electronic components and perform point to point wiring and soldering.

4. Assemble from wire lists, drawings, schematics, wiring diagrams, verbal instruction and visual aids.

5. Perform fitting, adjusting, aligning, riveting and related electromechanical assembly duties.

6. Produce high quality acceptable parts at reasonable production standards.

7. Repair or rework defective work similar to regular electronic assembly work assignments.

8. Check work for conformance to specification. maintain production records, care for tools and equipment, and keep work area clean and orderly.

9. Perform other related duties as assigned.


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                      MATERIAL HANDLER - LABOR GRADE, NO. 8

PRIMARY FUNCTION: Move various materials, tools and equipment, keep flow of raw or in-process goods in required areas and processed goods to stock or required areas. Keep area clean and orderly.

TOOLS & EQUIPMENT: Material handling and cleaning equipment.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments.

2. Count and identify parts.

3. Keep required areas or workers furnished with materials and supplies.

4. Move finished goods or completed subassembly parts to other departments or move in-process material back to his department.

5. Use all types of material handling equipment.

6. Maintain general good housekeeping in the area of assignments.

7. Perform other duties as required, such as counting and recording quantities, cleaning machines, etc.


                          DRILL/PUNCH PRESS OPERATOR -
                                LABOR GRADE NO. 7

PRIMARY FUNCTION: Operate metal working machine tools for the purpose of drilling, tapping, blanking, shaping, fusing, with lathe to shape, turn, drill, thread, etc. various materials for making parts, forming of various metals and other materials.

TOOLS & EQUIPMENT: Drill press, polishing and sanding equipment, power presses, spot welder, lathes, lathe tools and related equipment. Use of go and no-go gauges, pin gauges, thread gauges, dial gauges, etc.


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

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments, either verbal or written, from supervision, together with drawings, method sheet, sketches or other information as required.

2. Observe operation of equipment for any malfunction and report same to supervisor or lead operator.

3. Check work visually for specification conformance.

4. May require the operation of more than one machine, dependent upon process procedures and methods.

5. Produce high quality acceptable parts.

6. Meet reasonable standards set for each job.

7. May maintain cutters and attachments to ensure maximum performance.

8. Maintain equipment in a clean and orderly condition.

9. Will be responsible for safekeeping of all tools issued.

10. Use gauges, micrometers, calipers etc., to meet specifications on tolerances.

11. Enter production quantities or other records as required.

12. Make necessary adjustments to hold close tolerances as required.


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                          ELECTRONIC TESTER/INSPECTOR -
                                LABOR GRADE NO. 7

PRIMARY FUNCTION: Perform routine in-line or off-line inspection and/or testing on a variety of devices, parts, products and subassemblies.

TOOLS & EQUIPMENT: Electronic and mechanical hand tools, fixtures and devices, including applicable measuring devices, gauges and instruments.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Check, inspect and/or perform routine tests on electronic components, printed circuit boards, chassis or subassemblies for defects, workmanship, correct component or proper installation.

2. Perform thorough inspection of electronic assembly wiring and soldering.

3. Work from wiring diagrams, wire lists, sample parts, schematics, blueprints, and other similar documentation, specifications and instructions.

4. Use various measuring devices and instruments to determine performance and correctness of components and parts to specification.

5. Testing typically includes routine adjustments, reading and measurements to predetermined values or conditions where complex electronic technical judgment is not required.

6. May perform rework, repair, assembly, and other assigned and related duties.

7. Complete assigned paperwork, record keeping and housekeeping.


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

                     FLAT WIRE PROCESSOR - LABOR GRADE NO. 7

PRIMARY FUNCTION: To perform the flat wire voice coil process, operates various equipment to flatten (mill) wire and perform the subsequent operations and procedures necessary to make flat wire voice coils to specification.

TOOLS & EQUIPMENT: Operator uses wire flatting machine. flat wire insulation machine, coil stacker and press, curing oven, cutting (sizing) machine and other related devices. Includes various hand tools, equipment fixtures and measuring devices.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Performs work from written or verbal instructions together with drawings, method sheets, sketches and other information.

2. Prepares machines for operations. Operates, adjusts and monitors the various machines during operation.

3. Observes equipment operations for malfunction and checks work for conformance to specification.

4. Adjusts and monitors various wire tensions, speeds and various other process criteria per procedure.

5. Performs flat wire flatting (milling), insulating, stacking, curing and cutting to size.

6. Prepare and monitor the various cleaning, coating, insulating and gluing mixtures for the flat wire process.

7. Identifies and properly labels, packages, and marks parts and components per procedure.

8. Keeps area neat, clean and orderly.

9. Maintains assigned records and documents.

10. Performs other related duties as assigned.


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

                    PRODUCTION INSPECTOR - LABOR GRADE NO. 7

PRIMARY FUNCTION: Line inspection and/or test in the Assembly Departments, and non-technical visual and go - no-go gauge testing of bulk items in the Machine Shop and Paint areas.

TOOL & EQUIPMENT: Non-technical gauging tools and measuring devices, both mechanical and electrical.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Use of inspection tools and other related equipment to detect defects, both mechanical and electrical.

2. Inspect parts and assemblies visually for mechanical and appearance defects.

3. Perform repetitive inspection sorting operations, both visual and with the use of go - no-go gauges.

4. Read prints and specifications.

5. Maintain records as required and process all paper work related to job.

6. Does not perform receiving inspection.

7. Does not perform Machine Shop first part and sampling inspection.

8. Does not analyze production rejects or equipment returned by customers.


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                         SHEET METAL MACHINE OPERATOR -
                                LABOR GRADE NO. 6

PRIMARY FUNCTION: To Operate a full range of sheet metal fabrication equipment and tools for the purpose of producing high quality production parts out of various metals and other materials.

TOOLS & EQUIPMENT: Full range of sheet metal machines and related equipment to include shears, power brakes, punch presses, turret punch presses, basic welding equipment, an assortment of sheet metal templates, fixtures, hand tools and measuring instruments and equipment.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments, either verbal or written, from supervision and/or lead operator.

2. Observe operation of equipment for any malfunction and report same to supervisor or lead operator.

3. Check work visually for specification conformance.

4. May require the operation of more than one machine, dependent upon process procedures and methods.

5. Produce high quality acceptable parts.

6. Meet reasonable standards set for each job.

7. Maintain equipment and the area in clean and orderly condition.

8. Responsible for the safekeeping of all tools issued.

9. Use gauges, production part samples, calipers, micrometers, etc., to meet specifications on tolerances.

10. Prepare and maintain production related records as required.


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

11. May be required to make minor adjustments to hold tolerances and make minor setups.

12. Perform rework and other assigned and related duties.


                          PRODUCTION SALVAGE OPERATOR -
                                LABOR GRADE NO. 6

PRIMARY FUNCTION: To disassemble various units, identify problem, replace or repair part(s), reassemble and test for performance compliance.

TOOLS & EQUIPMENT: To include manual and power hand tools, applicable production equipment, special fixtures and apparatus, certain gauging, measuring and instrumentation equipment, blueprints, drawing, wiring diagrams, specifications and verbal instructions.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. By experience and product knowledge, uses proper disassembly and assembly practices and methods on drivers, speakers, networks and other similar or related Electro-Mechanical products.

2. Proficient knowledge and use of tools and equipment, including various glues, epoxies, soldering techniques, component parts and cleaning operations.

3. Under superviser or lead person direction, makes necessary set-up, work station arrangement, and material handling.

4. Retrieves needed parts, stacks, palletizes, and moves parts and assemblies as required.

5. Proficiently uses proper technique and method to fit, align, adjust, position, size and assemble the correct part(s) into finished product.

6. Correct cosmetic deficiencies.

7. Performs production work of a similar or lesser nature for full utilization.


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8. Completes necessary paperwork, recordkeeping, housekeeping and other duties as assigned.

9. May be an in-line or off-line operation.


                          PROCESSOR - LABOR GRADE NO. 6

PRIMARY FUNCTION: Clean, chemically treat, and spray paint a variety of parts and assemblies.

TOOLS & EQUIPMENT: All equipment and material pertaining to cleaning, chemically treating and painting departments.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Paint and clean a variety of parts where procedures are clearly described by Supervisor or Lead Operator.

2. To apply lacquer, enamel and other types of protective coating with spray gun.

3. Use all types of cleaning solutions, paint pots and connecting hose hookups.

4. Apply and use degreasing and chemical coating solutions on various parts and subassemblies.

5. Assemble and adjust spray gun for correct amount of paint for a smooth high quality finish on a production type basis.


                         CUSTOMER SERVICE SUPPLY CLERK -
                                LABOR GRADE NO. 6

PRIMARY FUNCTION: Process returned goods through the Customer Service department.

TOOLS & EQUIPMENT: Manual and power material handling equipment. Also, other equipment assigned for efficient and successful operation.


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

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments, written or verbal, from Supervisor.

2. Accept customer returned goods from Receiving Department. Unpackage and verify contents of receipts. Mark each item with appropriate control number.

3. Unpackage and distribute customer product to appropriate staging areas.

4. Process receiving documents, to include model number, serial number and inspection comments.

5. Responsible for processing inventory transactions such as material requisitions and factory returns.

6. Prepare and repackage product to be returned to customer or to inventory.

7. Return customer returned inventory to proper stock location. Process applicable inventory transaction documents.


                        SUPPLY CLERK - LABOR GRADE NO. 6

PRIMARY FUNCTION: To process materials and finished products through receiving, shipping, stores and warehouse.

TOOLS & EQUIPMENT: Manual and power material handling equipment. Also other equipment assigned for efficient and successful operation.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments, written or verbal, from Supervisor along with necessary paperwork, blueprints, bills of materials, requisitions, etc.

2. Receive in-bound materials, ship out-bound materials, handle all materials to and from stores, finished goods stock, and warehouse.


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

3. Count and verify counts and description of all material received, shipped and movement to and from stock. Notifies Supervisor of any discrepancies or shortages.

4. Process receiving records. bills of lading, requisitions and types or writes all necessary paperwork and labels for successful operation of receiving, shipping, and stores area.

5. Makes sure all required identification such as labels, stamps, etc., are affixed.

6. Must be familiar with freight classifications and parcel post restrictions. Handle and process air freight, air express, parcel post and commercial carrier freight.

7. Place material in correct locations with proper identification.

8. Maintain security of stockroom and area assigned.

9. Keep area in neat and orderly condition.

10. Supply accurate physical inventory as directed.

11. Handwriting must be legible and accuracy must be maintained on documents.


                    SILK SCREEN OPERATOR - LABOR GRADE NO. 6

PRIMARY FUNCTION: To prepare, set up, operate and maintain silk screen equipment and materials used to print lettering and designs on company products, supplies and devices.

TOOLS & EQUIPMENT: Silk screen machine, silk screens, baking ovens, various hand tools, equipment and devices used to perform and maintain silk screen equipment.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Prepare material, mix paints/inks, and select silk screen frame to be used.

2. Set up equipment and align silk screen frame to ensure accurate placement of printing.


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

3. Operate machine and screen pulling to print high quality lettering and designs on parts and products.

4. Check materials and finished silk screen product for conformance to specification, documentation and drawings.

5. Set and monitor baking ovens time and temperatures.

6. Perform rework as necessary to ensure conformance to specification.

7. May construct and repair silk screens and frames.

8. Exercise care and properly maintain silk screens and equipment.

9. Keep area clean and orderly and perform work in an efficient manner.

10. Perform other related and associated duties.


                          P.C.B. WAVE SOLDER OPERATOR -
                                LABOR GRADE NO. 6

PRIMARY FUNCTION: Sets up, operates, maintains and controls the complete wave solder operation and cleaning of circuit board assemblies.

EQUIPMENT & TOOLS: Operates and maintains wave solder machine, water wash machine, hand tools, and other related equipment.

SOURCE OF SUPERVISION: Designated Supervisor.

WORK PROCEDURE:

1. Sets up and operates wave solder machine and water wash system.

2. Perform all duties associated with operating and maintaining wave solder equipment.


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

3. Check work for conformance to drawings, maintain production records, care for tools and equipment, and keep work area clean and orderly.

4. Perform other related duties as assigned.


                          PRECISION MACHINE OPERATOR -
                                LABOR GRADE NO. 5

PRIMARY FUNCTION: Perform operation of machine shop machinery such as Computer Numerically Controlled (CNC) and Automatic Chucker, (CNC) lathes and (CNC) mills to fabricate close tolerance parts.

TOOLS & EQUIPMENT: Computer Numerically Controlled (CNC) chuckers, automatic chuckers and other similarly sophisticated machinery.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Operate CNC machine shop equipment and other automatic chuckers, lathes and mills to fabricate parts to close tolerance.

2. Proficiently uses a variety of metal working hand tools and precision measuring instruments and equipment.

3. Work from complex drawings, blueprints, specifications, sketches and verbal instructions.

4. Make standard machining computations enabling operator to adjust, position and/or offset cutting tool to hold tolerances.

5. As required, operator replaces cutting tool or insert to hold tolerances and maintain an acceptable surface finish.

6. Operator may be required to check and add machine lubricants as required.

7. Operator will perform other productive work during machine cycle and/or check workmanship to specification.


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

8. Produce quality parts and meet reasonable work standards.

9. Perform work in an orderly and efficient manner and keep area, machine, and instruments clean and in proper condition.

10. Perform other related and associated duties, such as Machine Shop Operator when precision machining is not readily available.


                      SENIOR INSPECTOR - LABOR GRADE NO. 5

PRIMARY FUNCTION: General, plant-wide quality control and assurance inspection, testing and analysis of all product lines and related parts and/or subassemblies, including customer returned material.

TOOLS & EQUIPMENT: Gauging tools, mechanical and electrical equipment, and all tools incidental to inspection, test analysis, and repair.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Set-up all types of inspection tools and equipment, including environmental test equipment, to detect both mechanical and electrical defects.

2. Identify defective units, parts, items and assemblies in accordance with quality assurance and reliability procedures.

3. Detect manufacturing defects as to finishes, imperfections, dimension, performance, etc., both visually and electronically, including incoming, receiving, and machine shop inspection.

4. Inspect internal and customer returned items.

5. Perform life tests in accordance with instructions.

6. Read prints and specifications.

7. Maintain records as required and process all paper-work related to job.


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                             SET-UP (LEAD OPERATOR),
                           ASSEMBLY-ELECTRO/MECHANICAL
                                LABOR GRADE NO. 5

PRIMARY FUNCTION: Set up all assembly stations, both individual and line. Sit in on line relief. Perform temporary production work and/or in-line relief. Assign assemblers to stations. Ascertain stock levels at work stations.

TOOLS & EQUIPMENT: All tools, prints, equipment and materials pertaining to the assembly department.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments either verbal or written from supervision.

2. Able to read and interpret drawings and specifications.

3. Secure prints, method sheets, special information, etc., from files or other sources as required. Check for any discrepancies.

4. Instructs or trains any department employee.

5. Maintain any records or equipment as directed.

6. Make first assembly piece and present for quality approval.

7. Check to assure that all component parts are as specified.

8. Prepare adhesives, paints, etc., according to specifications.

9. Use various measuring and timing devices, such as 6" scale, micrometer, etc.

10. Work in an orderly manner conducive to good housekeeping.

11. Maintain production records and/or other information.

12. Observe assembly operation and make corrections as required.


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                             SET-UP (LEAD OPERATOR)
                              ELECTRONIC ASSEMBLER
                                LABOR GRADE NO. 5

PRIMARY FUNCTION: Set up off-line, paced assembly line and PCB operations and work stations. Ensures proper fixtures, work aids, soldering devices, hand tools, and various other equipment and materials are available. Provide necessary coordination to ensure that production difficulties are minimized. Proficient in all aspects of electronic assembly techniques used by Altec Lansing Corporation.

TOOLS & EQUIPMENT: All tools and equipment required in the electronic assembly and PCB assembly process.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Set up electronic assembly, PCB and related work stations.

2. Provide proper equipment, materials, work aids and communicate work procedure, instructions and methods.

3. Monitor the assembly process to ensure conformance to specification and procedure. Report difficulties to supervision.

4. Perform in-line relief to ensure continuation of production.

5. Proficient in a wide variety of electronic assembly techniques, wiring and soldering skills, parts identification, rework, repair and sequence of assembly.

6. Perform work from wiring diagrams, wire lists, schematics, verbal instructions and other similar documentation.

7. Complete assigned paperwork and record keeping.

8. Performs or monitors housekeeping and the care and storage of equipment, supplies and material.

9. Perform other related duties to include regular electronic assembly and PCB work as required.


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                            REPAIRER. SOUND PRODUCTS
                                LABOR GRADE NO. 5

PRIMARY FUNCTION: Test, analyze, identify and repair or replace defective and customer returned items or products. Excludes electronic devices such as amplifiers, signal processors, etc.

TOOLS & EQUIPMENT: Oscillators, multi-meters, measuring equipment and miscellaneous hand tools to include: soldering iron, woodworking tools and other equipment, devices. and documents as necessary.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Proficient use of tools and equipment.

2. Read and apply drawings, specifications and other instructions in performing work operation.

3. Test, analyze, identify, and repair or replace the defective or damaged item(s) and/or product(s) to an acceptable quality/performance level.

4. Repair or replace such items as speakers, network systems, and enclosures using standard Company techniques.

5. Proper and timely completion of all associated and assigned paperwork, reports, documents and forms.

6. Other related and associated duties as assigned.

7. Performs work in an orderly and efficient manner.


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                        MACHINIST "B" - LABOR GRADE NO. 4

PRIMARY FUNCTION: To perform machining and assembly operations in the tool and die shop and machine operations with close supervision.

TOOLS & EQUIPMENT: All tools and machines normally found in a well-rounded machine shop.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Use variety of machines and machine tools for routine machining operations.

2. Capable of fabricating simple tools, jigs, and fixtures.

3. Assist Machinist "A" and/or Tool & Die Maker in all phases of work.

4. Work with blueprints, sketches, with close supervision.

5. Ability to perform bench and assembly work on a routine basis.


                           PROCESSOR, LEAD OPERATOR -
                                LABOR GRADE NO. 3

PRIMARY FUNCTION: Set up, lay out and monitor all equipment and apparatus of both individual and production line operations. Maintains equipment and production flow. Mixes chemicals and paints to specification. Performs temporary production work and/or in-line relief.

TOOLS & EQUIPMENT: All equipment, apparatus, fixtures and hand tools required for cleaning, treating and paint operations.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Works from and by written and verbal instructions.


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2. Trains, instructs and monitors department employees and their work.

3. Maintain and upkeep of department equipment and apparatus and observes such for malfunction.

4. Periodically checks the work of department employees for conformance to specifications, standards and overall acceptability.

5. Prepares paints, chemicals, etc., according to specifications.

6. Ensures that parts (identity and quantity) material, tanks and equipment are available for proper and continued production flow.

7. Diagnose and rectify operational difficulties.

8. Familiar with all department processes, techniques and procedures.

9. Maintains and processes department and production records and other necessary data and information.

10. Works in an orderly manner conducive to good housekeeping, safety and efficient production.

11. Perform other work as assigned by Supervisor.


                         SHEET METAL FABRICATOR/LAYOUT -
                                LABOR GRADE NO. 3

PRIMARY FUNCTION: Perform layout, set-up and fabrication of sheet metal work to close tolerance for a variety of parts chassis, cabinets, brackets, etc., from sketches, drawings sequences, set up machines and operate a full range of sheet metal machinery.

TOOLS & EQUIPMENT: Full range of sheet metal machines and related equipment to include shears, power brakes, punch presses, turret punch presses, basic welding equipment, an assortment of sheet metal templates, fixtures, hand tools and measuring instruments and equipment.

SOURCE OF SUPERVISION: Designated Supervisor


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

WORK PROCEDURE:

1. Perform planning, layout and computations to fabricate and form a variety of holes, cutouts, notches, slots, openings and bends.

2. Set up and operate a full range of sheet metal machinery.

3. Determine layout, tooling, and operation sequences to fabricate sheet metal parts.

4. Perform sheet metal fabrication of parts to close tolerance in compliance with verbal instructions, blueprints and other similar documentation.

5. Check work for conformance to dimension, specification, workmanship and produce to reasonable production standards.

6. Perform rework and other assigned and related duties.

7. Perform other duties such as welding, riveting, stamping, material retrieval, etc.

8. Complete assigned paperwork, housekeeping and recordkeeping.

9. Perform work in an orderly and efficient manner and keep area, machine, and instruments clean and in proper condition.


                          LEAD OPERATOR-SUPPLY CLERK -
                                LABOR GRADE NO. 3

PRIMARY FUNCTION: To assign Supply Clerks to work assignments. Check for accuracy in stock retrieval and placement. To perform Supply Clerk duties as required.

TOOLS & EQUIPMENT: Manual and power material handling equipment. Also other equipment assigned for efficient and successful operation.

SOURCE OF SUPERVISION: Designated Supervisor


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

WORK PROCEDURE:

1. Receive work assignments, written or verbal, from Supervisor along with necessary paperwork, blueprints, bills of materials, requisitions, etc.

2. Receive in-bound materials, ship out-bound materials, handle all materials to and from stores, finished goods stock, and warehouse.

3. Count and verify counts and description of all material received, shipped and movement to and from stock. Notifies Supervisor of any discrepancies or shortages.

4. Process receiving records, bills of lading, requisitions and types or writes all necessary paperwork, labels, for successful operation of receiving, shipping, and stores area.

5. Makes sure all required identification such as labels, stamps, etc., are affixed.

6. Must be familiar with freight classifications and parcel post restrictions.

7. Handle and process air freight, air express, parcel post and commercial carrier freight.

8. Place material in correct locations with proper identification.

9. Maintain security of stockroom and area assigned.

10. Keep area in neat and orderly condition.

11. Supply accurate physical inventory as directed.

12. Handwriting must be legible and accuracy must be maintained on documents.

13. Assign Supply Clerks to work duties and check for compliance.


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                        MACHINIST "A" - LABOR GRADE NO. 2

PRIMARY FUNCTION: To perform diversified operations in the tool and die shop. Complete bench assembly layout work, model making and machining operations to close tolerances.

TOOLS & EQUIPMENT: All tools and machines normally found in a well-rounded machine shop.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Able to make very difficult and special machine parts.

2. To dismantle, repair, assemble tools, dies, fixtures, intricate and complex mechanical equipment.

3. Work from blue prints, sketches and verbal instructions without supervision.

4. Complete bench operations such as sharpening dies, etc

5. Performs own set-ups on all machines.

6. Assist toolmakers with detail machine parts.


                      SET-UP (LEAD OPERATOR) MACHINE SHOP -
                                LABOR GRADE NO. 2

PRIMARY FUNCTION: To properly set up for operation machine shop machinery, such as power presses, lathes, drills, welders, mills, grinders, chuckers, shears, brakes and other related equipment. Perform temporary production work and/or in-line relief Ascertain adequate material levels and locations at work station.

TOOLS & EQUIPMENT: All tools and machines as required for job performance.

SOURCE OF SUPERVISION: Designated Supervisor


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WORK PROCEDURE:

1. Sets up from drawings, layouts and verbal instructions, all machine shop equipment.

2. Assigns and instructs machine operators, as required, to sufficiently produce high quality, acceptable parts.

3. Check initial and subsequent pieces to see if standard parts requirements are met.

4. Diagnose and rectify operational difficulties.

5. Periodically check die fixtures, cutting tools and jigs for wear to ensure that tolerances are maintained.

6. Set up and check automatic feeds, speeds, jigs and fixtures, etc., as required for proper function.

7. Maintain production and other records as required.

8. Make certain that proper feeds, speed, tooling, safety and operational sequence and methods are followed.

9. Perform routine maintenance. Ensure regular maintenance is performed for satisfactory performance of machines.

10. Keep area neat, safe, clean and orderly.

11. Excludes primary programming of computer controlled equipment.

12. Perform necessary leadership skills to assist machine operators in their respective job performance.


                           SHEET METAL LEAD OPERATOR -
                                LABOR GRADE NO. 2

PRIMARY FUNCTION: Assists and instructs sheet metal fabricators, as required, to cost effectively manufacture high quality parts.


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TOOLS & EQUIPMENT: Operate full complement of sheet metal equipment which includes the following:

Shear, Power Brake, Punch Press, CNC or Manual Turret Punch Press, Water press, Sullivan Press, Welding Equipment, and other related sheet metal equipment.

Utilize the following tools:

An assortment of sheet metal templates, fixtures, hand tools, and measuring instruments and equipment.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Receive work assignments, written or verbal, from Supervisor along with necessary paperwork, blueprints, bills of materials, requisitions, etc.

2. Train, instruct and monitor department employees and their work.

3. Analyze and correct operational difficulties.

4. Perform production work as assigned by Supervisor.

5. Process department data and information.

6. Ensure regular maintenance is performed for optimum performance of equipment.

7. Periodically check production tooling for wear to ensure that tolerances are maintained.

8. Monitor for good housekeeping and safety practices.


                       MAINTENANCE "A" - LABOR GRADE NO. 1

PRIMARY FUNCTION: To keep in operating order all electrical and mechanical equipment. Make repairs of all natures.


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TOOLS & EQUIPMENT: All types of tools and equipment for breakdowns and maintenance of building and machines.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Make complete installation of all electrical and/or plumbing work in factory in accordance with appropriate codes.

2. Determine a bill of materials to perform a job.

3. Make repairs to all types of equipment or facility.

4. Must be able to perform plumbing, carpentry, welding, painting and other tasks to acceptable standards as may be required.

5. Instruct and assist other maintenance employees.


                          PRODUCTION TEST TECHNICIAN -
                                LABOR GRADE NO. 1

PRIMARY FUNCTION: Quality control analysis, testing, evaluating data, inspection and repair of internal and customer returned electronic systems.

TOOLS & EQUIPMENT: Gauging tools, mechanical, electronic, and all tools incidental to inspection or repair of systems.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Set up and test complete electronic systems, using electronic testing equipment and follow work orders, test manuals, and schematic and wiring diagrams.

2. Set up all types of electronic testing equipment for repetitive electronic tests or customer repairs.

3. Constructs test circuits, using handtools and soldering iron and following schematic diagrams and test specifications.

4. Connects system to be tested to equipment, such as test circuits, oscilloscope, signal generator, frequency meters, spectrum analyzers, voltmeters, ohmmeters, and milliammeters with the ability to interpret results.

5. Reads test equipment that indicate electrical characteristics of system, such as output, power, frequency, voltage, current distortion, inductance and capacitance.

6. Compares test data with specifications and records test data or plots test results on graph.

7. Calibrates system to obtain specified performance characteristics, such as frequency or inductance.

8. Traces circuits of defective systems, using knowledge of electronic theory and electronic test equipment to locate defects such as wiring errors, open wires, and faulty components. Evaluate data and make necessary changes or corrections to conform to testing specifications.

9. Examines switches, dials, and other hardware for conformance to specifications.

10. Replaces defective wiring and components, using handtools and soldering iron, or records defects on tag attached to system and returns to production department for repair as applicable.

11. Perform functional test of electronic system under specified environmental conditions.


                      TOOL & DIE MAKER - LABOR GRADE NO. I

PRIMARY FUNCTION: To make tools, dies, jigs, and fixtures of high quality and complexity for production machines and other equipment.

TOOLS & EQUIPMENT: All types of precision tools, gauges and necessary equipment and machines for satisfactory job performance.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

1. Construct and repair machine shop tools, gauges, jigs and fixtures for metal working. Capable of constructing simple and complex compound dies.

2. Plan and layout work from models, blueprints, drawings, or other instructions.

3. Application of the working properties of materials as far as malleability, heat treating, etc., to achieve required qualities.

4. Instructs machinists as to specifications and procedures.

5. Makes initial tryout of dies, jigs, fixtures and instructs in their use.

6. Select and use appropriate materials, tools, processes, and machines for construction of both simple and complex tools, dies, jigs and fixtures.

February 14,1996


TO:        Ron Graham

FROM:      Linda Norton

SUBJECT:   Information Needs/Sales Presentation


1.         Copy of any "Employee Handbook." See Exhibit "A"


2. Copy of an English summary of any employment agreements. Does not apply to this location.

3. Copies of any sales incentive or bonus agreements with individual employees. See Exhibit "B" Employees: Chris Kline & John Sexton

4.         Provide examples of New Employee Kits. See Exhibit "C"

5.         Union activity - summary of open grievances:

           Grievance # 5294: Thinh Van Tran
           Nature of Dispute: By-Pass for Upgrade/Qualifications
           Stage of Dispute:  Arbitration

           Grievance # 5416: Terry Johnson
           Nature of Dispute: Corrective Discipline/Written Counseling Action for unauthorized use of a grand-master security key.
           Stage of Dispute:  Pending Third Step Resolution.

           Grievance # 5419: Steve Hicklin
           Nature of Dispute: Overtime Procedure
           Stage of Dispute:  Pending Third Step Resolution.

           Grievance # 5422: Union/All Employees
           Nature of Dispute: Layoff/Recall
           Stage of Dispute:  Pending Third Step Resolution.

6.         Copy of Union contract:  See Exhibit "D"
           Copy of union draft handed out to employees for approval:
           See Exhibit "D".

                                COMPANY PROPOSAL
                                  JUNE 17, 1994
                                   FINAL OFFER

1. AGREEMENT: 3 YEARS

2. VACATION CARRY OVER: UP TO ONE WEEK BY MUTUAL AGREEMENT TO BE USED WITHIN 90 DAYS

3. WAGES:      1ST YEAR                      2ND YEAR       3RD YEAR
               40 CENTS       06/20/94       30 CENTS       30 CENTS
               10 CENTS       12/19/94       06/19/95       06/17/96
                  5.3%                         3.0%           2.9%

4. A&S BENEFITS:

     1ST YEAR $160                  2ND YEAR $170                  3RD YEAR $190
     ANY INCREASE IN RATES WILL BE SHARED EQUALLY

5. MEDICAL: COMPANY AGREES TO ABSORB MEDICAL PREMIUM INCREASE IN EXCESS OF 10%
            PER YEAR WITH ABOVE COMPANY AGREES TO RATIO OF 20%; 34%, 39%

6. DENTAL: WILL PROVIDE FULLY FUNDED BY EMPLOYEE CONTRIBUTION

7. COMPANY PAID MEDICAL PREMIUMS FOR EMPLOYEES ON WORKERS COMP. COMPANY WILL PAY MEDICAL PREMIUM FOR 1ST MONTH

8. RETIREMENT:  INCREASE                  3RD YEAR
                                          $9.50 TO $11.00

9. 401(K):   OPTION FOR CONSIDERATION - CONSIDER 1/1/95 IF
             50% OF ELIGIBLE EMPLOYEES WILLING TO SIGN UP AT A 2% CONTRIBUTION
             MINIMUM AVERAGE FOR GROUP
             COMPANY AGREES TO 33 1/3% OF FIRST $1000 CONTRIBUTED BY EMPLOYEE
             EFFECTIVE 1/1/96

10. ATTENDANCE BONUS: $75 PER QUARTER WITH ONLY THREE OCCURRENCES NOT TO EXCEED 10 HOURS

11. LIFE INSURANCE: COMPANY WILL PROVIDE ALL EMPLOYEES WITH A $15,000 LIFE INSURANCE

                COLLECTIVE BARGAINING ECONOMIC LANGUAGE AGREEMENT
                                     BETWEEN
                            ALTEC LANSING CORPORATION
                                       AND
          INTERNATIONAL ASSOCIATION OF MACHINIST AND AEROSPACE WORKERS
                                LOCAL LODGE #850

ARTICLE 6 VACATION:

SECTION 6.2(H):  CHANGE
EMPLOYEE VACATION WILL BE SCHEDULED DURING HIS/HER ANNIVERSARY YEAR. AN EMPLOYEE MAY BE ALLOWED TO CARRY OVER ONE WEEK OF VACATION OVER INTO THE NEXT VACATION YEAR BY MUTUAL AGREEMENT WITH THE COMPANY. ANY VACATION CARRY OVER MUST BE SCHEDULE D AND TAKEN WITHIN NINETY (90) DAYS OF THE ANNIVERSARY DATE.

ARTICLE 12 GROUP INSURANCE:

SECTION 12.2:  CHANGE
ACCIDENT AND SICKNESS BENEFITS SHALL BE 160.00 PER WEEK FOR THE FIRST YEAR OF THE CONTRACT; 170.00 PER WEEK FOR THE SECOND YEAR OF THE CONTRACT, AND 190.00 PER WEEK FOR THE THIRD YEAR OF THE CONTRACT. ANY INCREASE IN INSURANCE COMPANY BILLED RATES WILL BE SHARED EQUALLY BETWEEN THE COMPANY AND EMPLOYEE.

ARTICLE 12 GROUP INSURANCE:

SECTION 12.6 (NEW)

THE COMPANY WILL OFFER A GROUP DENTAL INSURANCE POLICY TO BAR
GAINING UNIT EMPLOYEES.  THE GROUP DENTAL INSURANCE PREMIUMS WILL
BE PAID BY THE EMPLOYEE.

SECTION 12.7 (NEW)

THE COMPANY WILL PROVIDE 15,000 LIFE INSURANCE COVERAGE TO ALL EMPLOYEES AT NO COST TO THE EMPLOYEE.

SECTION 12.7 (NEW)

WHEN AN EMPLOYEE IS ABSENT FROM WORK AS THE RESULT OF A LOST TIME WORKERS COMPENSATION INJURY, THE COMPANY WILL PAY THE EMPLOYEE'S

TOTAL MEDICAL PREMIUM FOR THE FIRST MONTH OF THE ABSENCE. THE EMPLOYEE WILL BE RESPONSIBLE FOR THEIR NORMAL MEDICAL CONTRIBUTION PORTION AFTER THE FIRST MONTH OF WORKER COMPENSATION ABSENCE.

ARTICLE 13 RETIREMENT PLAN:

SECTION 13.4: CHANGE

NORMAL RETIREMENT BENEFITS - THOSE EMPLOYEES RETIRING OR TERMINATING ON OR
AFTER JUNE 17, 1996 WILL HAVE THEIR BENEFITS CALCULATED AT $ll.00 PER MONTH MULTIPLIED BY THE NUMBER OF YEARS OF CREDITED SERVICE NOT IN EXCESS OF 30 YEARS. LETTER OF UNDERSTANDING IS LOCATED ON PAGE 3 (NEXT PAGE)

                             LETTER OF UNDERSTANDING
                            WAGE SCHEDULE ADJUSTMENT


THE PARTIES HAVE AGREED TO ADJUST WAGE SCHEDULES FOR CONTRACTUAL INCREASES.




                                        /s/ EDUARD A. RUSCH
-----------------------------------     ----------------------------------------
UNION                                   COMPANY

                             LETTER OF UNDERSTANDING
                          ATTENDANCE BONUS REQUIREMENTS


THE PARTIES HAVE AGREED TO THE FOLLOWING UNDERSTANDING REGARDING THE REQUIREMENTS FOR EARNING AN ATTENDANCE BONUS. THE COMPANY ABSENTEEISM GUIDELINES AND ATTENDANCE POLICY IS MODIFIED AS FOLLOWS:

"AS AN ADDED INCENTIVE AND REWARD FOR EXCELLENT ATTENDANCE, EMPLOYEES WILL RECEIVE A BONUS OF $75.00 FOR EACH CALENDAR QUARTER OF EXCELLENT ATTENDANCE BEGINNING ON AUGUST 1, 1994. EMPLOYEES WILL NOT BE ELIGIBLE FOR EXCELLENT ATTENDANCE BONUS IF THEY EXCEED EITHER THREE OCCURRENCES OF ABSENCE OR TARDINESS OR A TOTAL OF TEN (10) HOURS OF ABSENCE OR TARDINESS."



                                        /s/ EDUARD A. RUSCH
-----------------------------------     ----------------------------------------
UNION                                   COMPANY

                             LETTER OF UNDERSTANDING
                           RETIREMENT BENEFIT SUMMARY


THE PARTIES HAVE AGREED TO THE FOLLOWING UNDERSTANDING REGARDING A RETIREMENT BENEFIT SUMMARY. THE COMPANY AGREES TO MAKE AVAILABLE ANNUALLY FOR EACH BARGAINING UNIT EMPLOYEE A RETIREMENT BENEFIT SUMMARY AS SOON AS PRACTICAL.


                                                  /s/ EDUARD A. RUSCH
-----------------------------------     ----------------------------------------
UNION                                                   COMPANY

Letter of Understanding on Company Policy for Authorized Use of Emergency Day at a Time Vacation or All Purpose Pay (APP)

June 15, 1994


Employees will be required to obtain approval from their supervisor for day at a time vacation or APP use during the first 2 hours of their shift on the day prior to use. We realize that emergency situations will arise which may cause an employee to need to take a day of vacation or use APP on an emergency basis. In these cases, the employee will be required to call the recorder by 7:30 a.m. on the day of use and state the following information:

         1. Name, employee number, department number, and time call is made.

         2. State your reason for absence. Acceptable reasons will include:

                  a. death of a family member not included in the contract definition

                  b.       vehicle accident/inoperable vehicle

                  c.       emergency illness of self or family member

                  d. unavoidable family related emergency of such seriousness that requires their immediate attention

         3. Employee must leave a number where they can be reached until at least 8:30 a.m. in case of the supervisor needing to contact them to discuss the absence.

         4. Exceptions may be made to the above if employee submits verifiable documentation acceptable to the company.

It is the employee's responsibility to ensure the reason for absence meets the above emergency criteria. If, in the supervisor's determination, the absence is not valid the employee will incur an incident.



                                              /s/ EDUARD A. RUSCH
-----------------------------------     ----------------------------------------

                             LETTER OF UNDERSTANDING
                                   DRUG POLICY


The following provisions will be followed when the Drug Policy applies to bargaining unit employees.


1. Article 2(D) The application of this provision will be subject to the normal disciplinary action procedure.

2. Article 3(A) Re tests will be restricted to federally certified or state licensed laboratory.

3.       The parties will review each case and review the options available.

4. Nothing in the referenced Drug Policy denies Union represented employees will be afforded the full rights to representation and access to the grievance procedure.


                                              /s/     EDUARD A. RUSCH
-----------------------------------     ----------------------------------------
FOR THE UNION                                          FOR THE COMPANY
6/15/94                                                   6/15/94

PRODUCTION TEST TECHNICIAN - LABOR GRADE NO. 1

PRIMARY FUNCTION: Quality control analysis, testing, evaluating data, inspection and repair of internal and customer returned electronic systems.

TOOLS AND EQUIPMENT: Gauging tools, mechanical, electronic, and all tools incidental to inspection or repair of systems.

SOURCE OF SUPERVISION: Designated Supervisor

WORK PROCEDURE:

(1) Set up and test complete electronic systems, using electronic testing equipment and follow work orders, test manuals, and schematic and wiring diagrams.

(2) Set up all types of electronic testing equipment for repetitive electronic tests or customer repairs.

(3) Constructs test circuits, using handtools and soldering iron and following schematic diagrams and test specifications.

(4) Connects system to be tested to equipment, such as test circuits, oscilloscope, signal generator, frequency meters, spectrum analyzers, voltmeters, ohmmeters, and millimeters with the ability to interpret results.

(5) Reads test equipment that indicate electrical characteristics of system, such as output, power, frequency, voltage, current distortion, inductance and capacitance.

(6) Compares test data with specifications and records test data or plots test results on graph.

(7) Calibrates system to obtain specified performance characteristics, such as frequency or inductance.

(8) Traces circuits of defective systems, using knowledge of electronic theory and electronic test equipment to locate defects such as wiring errors, opin wires, and faulty components. Evaluate data and make necessary changes or corrections to conform to testing specifications.

(9) Examines switches, dials, and other hardware for conformance to specifications.

(10) Replces defective wiring and components, using handtools and soldering iron, or records defects on tag attached to system and returns to production department for repair as applicable.

(11) Perform functional test of electronic system under specified environmental conditions.

                  REPAIRER, SOUND PRODUCTS - Labor Grade No. 5

PRIMARY FUNCTION: Test, analyze, identify and repair or replace defective and customer returned items or products. Excludes electronic devices such as amplifiers, signal processors, etc.

TOOLS & EQUIPMENT: Oscillators, multi-meters, measuring equipment and miscellaneous hand tools to include: soldering iron, woodworking tools and other equipment, devices, and documents as necessary.

SOURCE OF SUPERVISION: Designated Supervisor.

WORK PROCEDURE:

(1)      Proficient use of tools and equipment.

(2) Read and apply drawings, specifications, and other instructions in performing work operation.

(3) Test, analyze, identify, and repair or replace the defective or damages item(s) and/or product(s) to an acceptable quality/performance level.

(4) Repair or replace such items as speakers, crossover networks, hardware, etc. using standard company techniques.

(5) Properly and timely completion of all associated and assigned paperwork, reports, documents and forms.

(6)      Other related and associated duties as assigned.

(7)      Performs work in an orderly and efficient manner.

POSITION: Sheet Metal Machine Operator - Labor Grade 6

SUMMARY: Operate a full range of sheet metal fabrication equipment and tools for the purpose of producing high quality production parts out of various metals and other materials.

SUPERVISED BY: Designated Supervisor

DUTIES & RESPONSIBILITIES:

1. Receive work assignments, either verbal or written, from supervision and/or lead operator.

2. Observe operation of equipment for any malfunction and report same to supervisor or lead operator.

3.       Check work visually for specification conformance.

4. May require the operation of more than one machine, dependent upon process procedures and methods.

5.       Produce high quality acceptable parts.

6.       Meet reasonable standards set for each job.

7.       Maintain equipment and the area in clean and orderly condition.

8.       Responsible for the safekeeping of all tools issued.

9. Use gauges, production part samples, calipers, micrometers, etc., to meet specifications on tolerances.

10.      Prepare and maintain production related records as required.

11. May be required to make minor adjustments to hold tolerances and make minor setups.

12.      Perform rework and other assigned and related duties.

                CUSTOMER SERVICE SUPPLY CLERK - Labor Grade No. 6

PRIMARY FUNCTION: Process returned goods through the Customer Service department.

TOOLS & EQUIPMENT: Manual and power material handling equipment. Also, other equipment assigned for efficient and successful operation.

SOURCE OF SUPERVISION: Designated Supervisor.

WORK PROCEDURE:

(1)      Receive work assignments, written or verbal, from Supervisor.

(2) Accept customer returned goods from Receiving Department. Unpackage and verify contents of receipts. Mark each item with appropriate control number.

(3)      Unpackage and distribute customer product to appropriate staging areas.

(4) Process receiving documents, to include model number, serial number and inspection comments.

(5) Responsible for processing inventory transactions such as material requisitions and factory returns.

(6) Prepare and repackage product to be returned to customer or to inventory.

(7) Return customer returned inventory to proper stock location. Process applicable inventory transaction documents.

                             LETTER OF UNDERSTANDING
                                   DRUG POLICY


The following provisions will be followed when the Drug Policy applies to bargaining unit employees.


1. Article 2(D) The application of this provision will be subject to the normal disciplinary action procedure.

2. Article 3(A) Re tests will be restricted to federally certified or state licensed laboratory.

3.       The parties will review each case and review the options available.

4. Nothing in the referenced Drug Policy denies Union represented employees will be afforded the full rights to representation and access to the grievance procedure.

                                                                     Exhibit "D"


                    COLLECTIVE BARGAINING LANGUAGE AGREEMENT
                                     BETWEEN
                            ALTEC LANSING CORPORATION
                                       AND
          INTERNATIONAL ASSOCIATION OF MACHINIST AND AEROSPACE WORKERS
                                LOCAL LODGE #850


ARTICLE 3: MANAGEMENT RESPONSIBILITIES AND FUNCTIONS

SECTION 32 NEW WHICH STATES:

THE COMPANY WILL NOTIFY THE UNION COMMITTEE OF OUT-CONTRACTING OF WORK THAT WILL RESULT IN A REDUCTION ON A PLANT WIDE BASIS WITHIN THE BARGAINING UNIT. THE PARTIES WILL MEET ON A QUARTERLY BASIS TO REVIEW ONGOING MAJOR SUB-ASSEMBLY AND FINAL ASSEMBLY OUT-CONTRACTING ISSUES.


-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94


ARTICLE 4:  WORKING HOURS AND OVERTIME

SECTION 4.9 REVISED TO READ AS FOLLOWS:

         (A) OVERTIME SCHEDULING. SINCE OVERTIME WORK IS AN IN CONVENIENCE TO EMPLOYEES AND A PREMIUM RATE EXPENSE TO THE COMPANY, THE PARTIES RECOGNIZE TWO (2) GUIDING PRINCIPLES:

                  (1) THE COMPANY WILL, WHENEVER POSSIBLE, PROVIDE TWENTY-FOUR HOURS ADVANCE NOTICE OF OVERTIME WORK.

                  (2) WORK IN PERIODS OF OVERTIME OPERATIONS SHALL NORMALLY BE PERFORMED BY THE EMPLOYEE WHO NORMALLY PERFORMS THE OPERATION DURING REGULAR WORKING HOURS.

NEW: (B) EQUALIZATION OF HOURS.

                  (1) THE COMPANY WILL MAKE EVERY REASONABLE EFFORT TO DISTRIBUTE OVERTIME HOURS EQUALLY AMONG EMPLOYEES ON A ROTATING SENIORITY BASIS IN THEIR RESPECTIVE CLASSIFICATIONS BY DEPARTMENT, PROVIDED SUCH EMPLOYEES ARE QUALIFIED TO DO THE WORK REQUIRED.

                  (2) DISTRIBUTION OF OVERTIME SHALL BE OFFERED TO THOSE EMPLOYEES WHO HAVE THE LEAST NUMBER OF OVERTIME HOURS ACCUMULATED AT THE TIME THE OVERTIME IS SCHEDULED TO BE WORKED WITHIN THEIR JOB CLASSIFICATION AND THE EMPLOYEE IS QUALIFIED TO PERFORM THE WORK.

                  (3) THE COMPANY WILL POST WEEKLY AN OVERTIME DISTRIBUTION ROSTER BY DEPARTMENT CLASSIFICATION. THE EQUALIZATION OF OVERTIME BY DEPARTMENT CLASSIFICATION WILL BE
                           MADE ON AN ANNUAL CONTRACT YEAR BASIS. THE MAXIMUM OVERTIME DISTRIBUTION SPREAD WILL BE LIMITED TO FORTY
                           (40) HOURS BY DEPARTMENT CLASSIFICATION ONLY.

                  (4) QUALIFIED EMPLOYEES, AS DETERMINED BY THE COMPANY, OUTSIDE OF THE DEPARTMENT CLASSIFICATION MAY VOLUNTARILY SIGN UP IN PERSONNEL TO HAVE THEIR NAMES INCLUDED ON THE DEPARTMENT CLASSIFICATION OVERTIME ROSTER.

                           (A) THE COMPANY WILL NOT BE OBLIGATED FOR MAINTAINING EQUALIZATION OF OVERTIME FOR EMPLOYEES OUTSIDE THE DEPARTMENT CLASSIFICATION WITH THOSE WITHIN THE DEPARTMENT CLASSIFICATION.

                           (B) EMPLOYEES CAN VOLUNTARILY SIGN UP ON THE OVERTIME ROSTER AT ANYTIME. BUT THEY WILL BE OBLIGATED TO REMAIN ON THE LIST FOR THREE MONTHS BEFORE THEY CAN REMOVE THEMSELVES FORM THE LIST.

                           (C) ANY EMPLOYEE ADDED TO THE OVERTIME ROSTER WILL BE CREDITED WITH THE HIGHEST NUMBER OF OVERTIME HOURS ACCUMULATED IN THE OUTSIDE OF THE DEPARTMENT CLASSIFICATION ROSTER.

         (C)      DAILY OVERTIME.

                  (1) FOR DAILY OVERTIME ASSIGNMENTS, IT SHALL NORMALLY BE OFFERED FIRST TO THOSE WHO ARE PERFORMING THE WORK. WHEN PERSONS PERFORMING THE WORK DECLINE SUCH OVER TIME, IT SHALL NORMALLY THEN BE ASSIGNED BY CLASSIFICATION SENIORITY WITHIN THE DEPARTMENT INVOLVED. WHEN PERSONS ASSIGNED BY CLASSIFICATION SENIORITY DECLINE SUCH OVERTIME, IT SHALL NORMALLY THEN BE ASSIGNED AMONG THOSE REMAINING QUALIFIED EMPLOYEES AS DETERMINED BY THE COMPANY FROM THE DEPARTMENT OVERTIME CLASSIFICATION ROSTER.

         (D)      WEEKEND OVERTIME:

                  (1) FOR WEEKEND OVERTIME ASSIGNMENTS, IT SHALL NORMALLY FIRST BE OFFERED TO THOSE WHO ARE PERFORMING THE WORK ON THE PRECEDING THURSDAY (OR FRIDAY WHERE EARLIER NOTICE WAS NOT PRACTICAL).

                  (2) IF PERSONS PERFORMING THE WORK ON THE PRECEDING THURSDAY P.M. (OR FRIDAY) DECLINE SUCH OVERTIME, IT SHALL NORMALLY THEN BE ASSIGNED BY CLASSIFICATION SENIORITY WITH THE DEPARTMENT INVOLVED (AS DEFINED IN
                           16.6 (B)). WHEN PERSONS ASSIGNED BY CLASSIFICATION SENIORITY DECLINE SUCH OVERTIME, IT SHALL NORMALLY THEN BE ASSIGNED AMONG THOSE REMAINING QUALIFIED EMPLOYEES AS DETERMINED BY THE COMPANY FROM THE DEPARTMENT OVERTIME CLASSIFICATION ROSTER. IN SUCH CASES AFTER PROCEEDING DOWN THE SENIORITY LIST SEEKING QUALIFIED VOLUNTEERS, WHEN THE SENIORITY LIST HAS BEEN EXHAUSTED, QUALIFIED PERSONNEL WITHIN THE DEPARTMENT WILL BE ASSIGNED TO WORK IN REVERSE ORDER OF SENIORITY. OUTLYING FACILITIES WILL BE CONSIDERED A SEPARATE DEPARTMENT FOR PURPOSES OF OVERTIME DISTRIBUTION.

         (E) ADDITIONAL EMPLOYEES REQUIRED FROM OTHER DEPARTMENTS. NOTHING IN (C) OR (D) ABOVE SHALL PRECLUDE ADDITIONAL EMPLOYEES BEING ASSIGNED TO AN OVERTIME OPERATION. WHEN ADDITIONAL EMPLOYEES ARE ASSIGNED, IT SHALL BE BY SENIORITY WITHIN THE SAME JOB CLASSIFICATION AMONG THOSE REMAINING QUALIFIED EMPLOYEES AS DETERMINED BY THE COMPANY. NO EMPLOYEE WILL BE REQUIRED TO WORK OVERTIME WHEN ANOTHER

         QUALIFIED EMPLOYEE, AS DETERMINED BY THE COMPANY, WILL VOLUNTARILY ACCEPT THE OVERTIME ASSIGNMENT.

         (WHEN AN EMPLOYEE HAS PERFORMED THIS WORK REGULARLY, THE EMPLOYEE SHALL BE CONSIDERED QUALIFIED.) AFTER PROCEEDING DOWN THE SENIORITY LIST SEEKING QUALIFIED VOLUNTEERS, WHEN THE SENIORITY LIST HAS BEEN EXHAUSTED, QUALIFIED PERSONNEL WILL BE ASSIGNED TO WORK IN REVERSE ORDER OF SENIORITY.


NEW:     (F) AN EMPLOYEE GIVEN PROPER NOTICE OF OVERTIME AND WHO FAILS TO WORK
             SUCH OVERTIME, OR REFUSES TO WORK SUCH OVERTIME, SHALL BE CONSIDERED AS HAVING WORKED AND WILL BE CHARGED THIS OVERTIME ON THE OVERTIME ROSTER.

SECTIONS 4.10, 4.11, 4.12, 4.13, AND 4.14 REMAIN THE SAME WITH NO CHANGES



-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 5:  HOLIDAY PAY

SECTION 5.1 HOURLY RATE CLARIFICATION
"HOURLY RATED EMPLOYEES SHALL BE PAID THEIR CURRENT HOURLY RATE OF PAY IN EFFECT ON THE DAY BEFORE THE HOLIDAY, INCLUDING SHIFT DIFFERENTIAL, BUT EXCLUSIVE OF ALL PREMIUMS OR OVERTIME ALLOWANCE FOR THE FOLLOWING OBSERVED HOLIDAYS WHEN NOT
WORKED...."



-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 6:  VACATION

SECTION 6.2(A) CHANGE VACATION NOTICE PERIOD
"WHERE THE EMPLOYEE GIVES AT LEAST ONE (1) WEEK NOTICE OF HIS
VACATION SCHEDULE TO THE COMPANY FOR A FULL CALENDAR WEEK OF

VACATION, THE EMPLOYEE SHALL RECEIVE HIS VACATION CHECK ON THE LAST WORK DAY PRIOR TO HIS VACATION."



-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 6:  VACATION

SECTION 6.2 (G) MODIFY TO READ:
"THE COMPANY WILL DEVELOP A VACATION SCHEDULE BY AUGUST 1ST OF EACH CALENDAR YEAR FOR THE FOLLOWING TWELVE MONTHS, BLOCKING OUT THOSE PERIODS OF TIME THE EMPLOYEES WILL NOT BE ALLOWED TO TAKE VACATION."



-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 11:  JURY SERVICE

SECTION 11.1 MODIFY TYPE OF JURY AND LIABILITY AMOUNT TO READ:
"THE COMPANY AGREES TO REIMBURSE ANY EMPLOYEE FOR WAGES LOST AS A RESULT OF SERVING ON A JURY. LIABILITY SHALL NOT EXCEED THIRTY (30) DAYS.



-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 13:  RETIREMENT PLAN

SECTION 13.1 MODIFY BY REDUCTION THE AGE OF ELIGIBILITY "ELIGIBILITY - AGE 21 AND ONE (1) YEAR OF CONTINUOUS SERVICE"



-----------------------------------     ----------------------------------------
FOR THE UNION                           FOR THE COMPANY
     14 4                                         14 4

ARTICLE 13:  RETIREMENT PLAN

SECTION 13.4 MODIFY THE SECTION BY ADDING OR TERMINATING FOLLOWING THE WORD RETIRING IN THIS SECTION. LISTED IN THREE PLACES "THOSE EMPLOYEES RETIRING OR TERMINATING ON OR AFTER JUNE..."



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FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 14: LEAVE OF ABSENCE

SECTION 14.5 NEW PROVISION

"Family and Medical Leave Act of 1993. A policy for Altec Lansing employees shall be established to incorporate the federal provisions of the Family and Medical Leave Act of 1993. The policy will be administered by the Human Resources Department."



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FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 16: TRANSFERS: PERMANENT UPGRADES OF TRANSFERS

SECTION 16.5 (D) MODIFY COVERING POSITIONS OUTSIDE BARGAINING UNIT "EMPLOYEES WHO ARE OR HAVE BEEN PROMOTED FROM THE BARGAINING UNIT TO A POSITION OUTSIDE THE BARGAINING UNIT SHALL RETAIN THEIR ACCRUED SENIORITY IN THE BARGAINING UNIT FOR UP TO ONE YEAR AND MAY BE RETURNED TO ANY JOB CLASSIFICATION IN WHICH THEY WERE FORMERLY CLASSIFIED."



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

ARTICLE 16: TEMPORARY UPGRADES AND TRANSFERS

SECTION 16.3 (C) NEW PAYING TEMPORARY SAME AS PERMANENT UPGRADES "IN THE EVENT OF A TEMPORARY UPGRADE TO A HIGHER RATED CLASSIFICATION, THE EMPLOYEE SHALL RECEIVE A TEN CENT (.10) PER HOUR INCREASE OR THE MINIMUM HOURLY RATE FOR THE CLASSIFICATION, WHICH EVER IS HIGHER."



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FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 16: TEMPORARY UPGRADES AND TRANSFERS

SECTION 16.3 (D) NEW PAYING TEMPORARY AT EQUIVALENT RATE PREVIOUSLY QUALIFIED "IN THE EVENT OF A TRANSFER OF A PREVIOUSLY QUALIFIED EMPLOYEE TO A HIGHER RATED CLASSIFICATION, THE EMPLOYEE WILL BE ENTITLED TO THE APPROPRIATE RATE OF THE HIGHER CLASSIFICATION."



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FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 20: DISCRIMINATION

SECTION 20.2 MODIFY TO INCLUDE IMMIGRATION REFORM AND EXPAND CLASSES

"All applicants hired are employed according to the Immigration Reform and Control Act of 1996. Neither the Company nor the Union shall unlawfully discriminate against any employees or job applicant because of race, creed, color, sex, national origin, religion, marital status, age, mental or physical disability, veteran or a veteran of the Vietnam era."



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FOR THE UNION                           FOR THE COMPANY
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

ARTICLE 20 DISCRIMINATION
SECTION 20.4 NEW TO COVER AMERICANS WITH DISABILITIES ACT
"The Company and the Union agree the employer shall be permitted to take any and all actions necessary to comply with the Americans With Disabilities Act and to avoid liability under the provisions of said Act. If such actions necessitate violation of a provision of the Agreement, then the parties agree to bargain with regard to the effect of such action on other bargaining unit employees."



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FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94

ARTICLE 21:  SAFETY

SECTION 21.6 NEW SECTION PROVIDING FOR A SAFETY COMMITTEE "A JOINT UNION-MANAGEMENT SAFETY COMMITTEE SHALL BE APPOINTED CONSISTING OF TWO (2) EMPLOYEE REPRESENTATIVES OF THE UNION AND TWO (2) REPRESENTATIVES OF MANAGEMENT. THE JOINT COMMITTEE SHALL MEET AT LEAST ONCE MONTHLY AND CONDUCT A PLANT TOUR AT LEAST ONCE MONTHLY. THE PURPOSE OF THE COMMITTEE IS TO CONSIDER, INSPECT, INVESTIGATE AND REVIEW HEALTH AND SAFETY CONDITIONS AND PRACTICES. THE JOINT COMMITTEE SHALL MAKE CONSTRUCTIVE RECOMMENDATIONS WITH RESPECT TO THE IMPLEMENTATION OF CORRECTIVE MEASURES TO ELIMINATE UNHEALTHY AND UNSAFE CONDITIONS AND PRACTICES AND TO IMPROVE EXISTING HEALTH AND SAFETY CONDITIONS AND PRACTICES."



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FOR THE UNION                           FOR THE COMPANY
6/14/94                                 6/14/94


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